UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
___________________________

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Atmus Filtration Technologies Inc.
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

2024

Atmus™
FILTRATION TECHNOLOGIES

Notice of Annual Meeting and Proxy Statement

Invitation to 2024 Annual Meeting of Stockholders

Dear Fellow Stockholder:

We are pleased to invite you to join us, our Board of Directors, executive officers, associates and other stockholders at Atmus' 2024 Annual Meeting of Stockholders. The attached notice of our 2024 Annual Meeting of Stockholders and Proxy Statement, which we are providing to stockholders beginning on March 27, 2024, contain details of the stockholder business to be conducted at the meeting.

Atmus is a global leader in filtration products for on-highway commercial vehicles and off-highway vehicles and equipment. We have a strong reputation and with over 65 years of experience we bring the track record and know-how of a well-established business coupled with the energy and spirit of a new company poised and ready to unlock profitable growth.
Atmus was launched through the successful Initial Public Offering (IPO) of the company in May 2023. Since then, we have continued to build trust with all our stakeholders in our first year as a publicly traded company and we have made significant progress in creating our company and establishing the way we want to operate at Atmus.

2023 Highlights:

Setting Atmus up as a fully independent company through our successful IPO and subsequent successful share exchange

Implementing our growth strategy and delivering strong financial performance

•Net sales in 2023 of $1,628 million, an increase of $66.0 million, 4.2% over 2022.
•Expansion of margins by 300 bps to 18.6% adjusted EBITDA margin.
•Strong cash flow and liquidity. Net debt to EBITDA of 1.4X leaving us well positioned to further execute our growth strategy.

Executing a disciplined separation from Cummins

•Well positioned to complete the separation of services from Cummins by the end of 2024. Progress in 2023 establishing independent distribution centers, technical centers, and standalone functions is aligned with our plan.

Ahead of our first Annual Meeting of Stockholders, we thank you in advance for voting and for your continued support of Atmus.

Steph Disher	Steve Macadam
Chief Executive Officer	Chair of the Board

For a reconciliation of non-GAAP performance measures to the most directly comparable financial measures calculated in accordance with U.S. GAAP, see Appendix A.

DATE
May 14, 2024

TIME
10:00 a.m. Central Time

RECORD DATE
March 21, 2024

VOTING

BY THE INTERNET
Visit the website noted on your proxy card to vote online

BY TELEPHONE
Use the toll-free telephone number on your proxy card to vote by telephone

BY MAIL
Sign, date, and return your proxy card in the enclosed envelope to vote by mail.

Notice of 2024 Annual Meeting of Stockholders
NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of the Stockholders (the “Annual Meeting”) of Atmus Filtration Technologies Inc. will be held virtually on May 14, 2024, at 10:00 a.m. Central Time, at
www.virtualshareholdermeeting.com/ATMU2024.
The Annual Meeting will be held for the following purposes:

1	to elect the two director nominees named in the attached Proxy Statement to serve for three-year terms expiring in 2027;
2	to consider an advisory vote to approve the compensation of our named executive officers;
3	to consider an advisory vote to approve the frequency of stockholder advisory votes on the compensation of our named executive officers;
4	to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2024; and
5	to transact any other business that may properly come before the meeting or any adjournment thereof.
The Annual Meeting, our first annual meeting as a standalone public company, will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically. We believe a virtual meeting allows broader access by our stockholders and other parties without restricting participation, while also reducing the environmental impact and cost of conducting the meeting.

To attend and vote during the Annual Meeting, please visit www.virtualshareholdermeeting.com/ATMU2024 (the “Annual Meeting Website”) and enter the control number found on your proxy card or voting instruction form (the “Control Number”). You may vote your shares and submit your questions during the Annual Meeting by entering your Control Number and following the instructions that are also available on the Annual Meeting Website. Your vote is important to us. Even if you plan on attending the Annual Meeting, we urge you to vote and submit your proxy in advance using one of the methods described in the accompanying proxy materials.
Only stockholders of record at the close of business on March 21, 2024, are entitled to notice of and to vote at the Annual Meeting.

A notice of Internet availability of proxy materials, or a Proxy Statement, proxy card and Annual Report, are first being sent to stockholders on or about March 27, 2024.

By Order of the Board of Directors

Toni Y. Hickey
Chief Legal Officer & Corporate Secretary

TABLE OF CONTENTS

6	Proxy Statement for 2024 Annual Meeting of Stockholders
7	PROXY STATEMENT SUMMARY AND HIGHLIGHTS
7	Meeting Information
7	Meeting Agenda and Voting Matters
8	Company Overview and Business Highlights
9	Our Director Nominees
9	Our Directors Continuing in Office
10	Board Independence and Diversity
10	Governance Highlights
11	Executive Compensation Highlights
12	ABOUT THE MEETING
15	Proposal 1 – Election of Directors
16	Diversity of Skills and Expertise
17	Nominees for Terms Ending in 2027
19	Directors Continuing in Office
24	CORPORATE GOVERNANCE
24	Director Independence
24	Board Composition
24	Board Leadership Structure
24	Board Risk Oversight
24	Board Diversity
25	Board Evaluation Process
25	Director Candidates and Nominations
25	Board and Committee Meetings
26	Compensation Committee Interlocks and Insider Participation
27	Communication with the Board of Directors
27	Code of Conduct
27	Corporate Governance Principles
27	Transactions with Related Parties
28	EXECUTIVE AND DIRECTOR COMPENSATION OF ATMUS
28	Compensation Discussion and Analysis
38	Compensation Tables
53	Director Compensation for 2023
55	Pay Versus Performance
57	Compensation Committee Report
58	Proposal 2 – Advisory Vote to Approve Executive Compensation
59	Proposal 3 – Advisory Vote on Frequency of the Advisory Vote on Executive Compensation
60	Proposal 4 – Ratification of the Appointment of Independent Registered Public Accounting Firm
60	Pre-Approval of Audit and Non-Audit Services
60	Audit Fees, Audit-Related Fees and All Other Fees
61	Audit Committee Report
62	OTHER IMPORTANT INFORMATION
62	Equity Plan Compensation Information
62	Security Ownership of Certain Beneficial Owners, Directors and Management
62	Section 16(A) Beneficial Ownership Reporting Compliance
63	Stockholder Proposals
63	Reduce Duplicate Mailings
64	APPENDIX A
2024 PROXY STATEMENT | 5

PROXY STATEMENT FOR 2024 ANNUAL MEETING OF STOCKHOLDERS
This Proxy Statement contains information about the 2024 annual meeting of stockholders (the “Annual Meeting”) of Atmus Filtration Technologies Inc. (the “Company”, “Atmus”, “ATMU”, “we”, and “our”). The Company is providing proxy materials to solicit proxies on behalf of Atmus’ Board of Directors (the “Board of Directors” or the “Board”). We are sending certain stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) on or about March 27, 2024. The Notice includes instructions on how to access the Proxy Statement and 2023 Annual Report to Stockholders online. Stockholders who have previously requested a printed or electronic copy of the proxy materials will continue to receive such a copy of the proxy materials, which will be sent on or about March 27, 2024. See the About the Meeting section of this Proxy Statement for additional information.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 14, 2024. This Notice of Annual Meeting, Proxy Statement and 2023 Annual Report on Form 10-K are available at www.virtualshareholdermeeting.com/ATMU2024.
Forward Looking Statements
This Proxy Statement contains certain forward-looking statements about future events and results identified by words such as “will,” “expect,” “goals,” and similar words. Those statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, expressed, or implied. Those risk factors are described in our 2023 Form 10-K and other reports filed with the Securities and Exchange Commission (the “SEC”).
2024 PROXY STATEMENT | 6

PROXY STATEMENT SUMMARY AND HIGHLIGHTS
This summary highlights selected information contained in this Proxy Statement but does not contain all the information you should consider when casting your vote. We urge you to read the entire Proxy Statement before you vote.

MEETING INFORMATION

Date: May 14, 2024	Time: 10:00 a.m. Central Daylight Time
Virtual Meeting Site: www.virtualshareholdermeeting.com/ATMU2024	Who Can Vote: Stockholders of record at the close of business on March 21, 2024

MEETING AGENDA AND VOTING MATTERS
PROPOSALS YOU ARE ASKED TO VOTE ON

	Proposal	Board’s Voting Recommendation	Page Reference
1.	Election of the two director nominees to serve for three-year terms expiring in 2027	“FOR” Each Nominee	15
2.	Advisory vote to approve the 2023 compensation of our named executive officers	“FOR”	58
3.	Advisory vote to approve the frequency of stockholder advisory votes on the compensation of our named executive officers	“ONE YEAR”	59
4.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024	“FOR”	60
5.	Such other business that may properly come before the meeting and any postponement and adjournments thereof

2024 PROXY STATEMENT | 7

COMPANY OVERVIEW AND BUSINESS HIGHLIGHTS
Atmus is one of the global leaders of filtration products for on-highway commercial vehicles and off-highway agriculture, construction, mining and power generation vehicles and equipment. We design and manufacture advanced filtration products, principally under the Fleetguard brand, that enable lower emissions and provide superior asset protection.
Atmus was founded in 1958 as part of Cummins Inc. (“Cummins”). On May 30, 2023, we completed our initial public offering (“IPO”), pursuant to which 19.5% of our total outstanding shares were sold, with Cummins retaining the remaining the shares. As of the closing of the IPO, Cummins owned approximately 80.5% of the outstanding shares of our common stock. On March 18, 2024, Cummins completed an exchange offer pursuant to which it transferred its remaining holdings in us to its stockholders in exchange for shares of Cummins common stock. We refer to this transaction in this Proxy Statement as the “Exchange Offer.” Following the Exchange Offer, Cummins no longer owns any shares in us, and we are an independent publicly traded company.
On February 13, 2024, in anticipation the Exchange Offer, Sharon R. Barner, Mark A. Smith, Cristina Burrola, L. Tony Satterthwaite, Earl Newsome and Nathan Stoner each resigned from the Board of Directors, with each such resignation conditioned and effective upon the closing of the Exchange Offer and Cummins’ beneficial ownership of shares of common stock of Atmus representing, in the aggregate, less than a majority of the total voting power of the then outstanding voting stock of Atmus. All such individuals were Cummins-designated members of the Board. In addition, on February 13, 2024, conditioned and effective upon the closing of the Exchange Offer and the effectiveness of the Cummins-designated director resignations, the Board (i) set the size of the Board at seven members and (ii) appointed each of Diego Donoso and Stuart A. Taylor II to fill the remaining Board vacancies.
As of December 31, 2023, Cummins had direct holdings of approximately 80% of the voting power of the Company. As a result, the Company was a “controlled company” under the rules of the New York Stock Exchange (“NYSE”) because Cummins held more than 50% of the voting power of our outstanding voting stock. As such, the Company could avail itself of exemptions relating to the Board. As permitted by the NYSE rules for “controlled companies,” our Board was not majority independent in 2023. As of the completion of the Exchange Offer, we ceased to be a “controlled company” under the rules of the NYSE, and our Board has complied with the NYSE corporate governance rules, including appointing a majority of independent directors to the Board and fully independent committees of the Board.
In 2023, we achieved strong financial results despite the overall challenging economic environment. Our teams worked diligently throughout the year to deliver profitable growth. With a solid balance sheet and substantial liquidity, we continue to be well-positioned to fund investments to drive growth and stockholder value creation. The following are only selected measures of Company performance. For complete financial information, please see our audited financial statements included in our 2023 Annual Report to Stockholders.

Atmus 2023 FY results (in millions)	$1,628	$152	$302
	Sales	Adj. free cash flow	Adj. EBITDA

2024 PROXY STATEMENT | 8

OUR DIRECTOR NOMINEES
The following table provides summary information about our director nominees:

Name	Age	Appointed	AC	TMCC	GN
Gretchen R. Haggerty Retired Chief Financial Officer of U.S. Steel Corporation	68	2022	Chair
Jane A. Leipold President of JAL Executive HR Consulting, LLC	63	2022		Chair

OUR DIRECTORS CONTINUING IN OFFICE
The following table provides summary information about our directors continuing in office:
Terms expiring in 2025

Name	Age	Appointed	AC	TMCC	GN
R. Edwin Bennett Retired Vice Chair — Operations and Chief Operating Officer of Ernst and Young	62	2022
Stephen E. Macadam Retired Chief Executive Officer and President of EnPro Industries, Inc.	63	2022
Terms expiring in 2026

Name	Age	Appointed	AC	TMCC	GN
Stephanie J. Disher Chief Executive Officer, Atmus	48	2022
Diego Donoso Retired President of Packaging & Specialty Plastics of Dow Inc.	57	2024
Stuart A. Taylor II Chief Executive Officer, The Taylor Group LLC	63	2024			Chair
Member

AC =     Audit Committee
TMCC =     Talent Management and Compensation Committee
GN =     Governance and Nominating Committee
2024 PROXY STATEMENT | 9

BOARD INDEPENDENCE AND DIVERSITY
The Company has nominated highly qualified, independent leaders to serve on its Board of Directors. We believe that directors with different attributes, skills, experiences, and backgrounds create an effective Board focused on the long-term goals and needs of the Company’s stockholders and other stakeholders.

Average Age of 60 Newly assembled Board	Gender Diversity 3 of 7 Board members identify as female
Independence 6 of 7 Board members are independent directors	Racial/Ethnicity Diversity 2 of 7 Board members are racially and/or ethnically diverse

GOVERNANCE HIGHLIGHTS
Our commitment to good corporate governance stems from our belief that a strong governance framework creates long-term value for our stockholders, strengthens Board and management accountability, and builds trust in the Company and its brand. Our governance framework includes, but is not limited to, the following highlights:

Independent Board Chair	Supermajority independent Board
Board self-evaluation	Detailed strategy and risk oversight by Board and its committees
Robust clawback policy for executive compensation plans	Director orientation and continuing education
Mandatory retirement age	Annual assessment of Board leadership structure
All committee chairs and committee members are independent	Stock ownership guidelines for directors and executive officers
Prohibitions on hedging and pledging of Company stock	Strong Board diversity

2024 PROXY STATEMENT | 10

EXECUTIVE COMPENSATION HIGHLIGHTS
Our long-term success depends on our ability to attract, motivate, focus and retain highly talented individuals committed to Atmus’ vision, strategy and corporate culture. To that end, our executive compensation program is designed to link our executives’ pay to their individual performance, to Atmus’ annual and long-term performance and to successful execution of Atmus’ business strategies. Atmus’ salary levels and incentive targets are intended to recognize individual performance and market pay levels. The Atmus compensation philosophy rewards executives for achieving financial objectives and building long-term value for stockholders and other stakeholders.
Executive Compensation Elements

Compensation Element	Form of Payment	Performance Metrics	Rationale
Base Salary	Cash	Individual Performance	Market-based to attract and retain skilled executives. Designed to recognize scope of responsibility, individual performance and experience.
Annual Bonus	Cash	100% EBITDA	Rewards operational performance
Long-Term Incentive Compensation	Restricted stock units (RSUs) (30%) and Performance stock units (PSUs) (70%)	Return on Invested Capital (ROIC), weighted at 50% and EBITDA, weighted at 50% over a three-year period	ROIC and EBITDA provide an incentive for profitable growth and correlate well with stockholder value.
TARGET TOTAL DIRECT COMPENSATION MIX — 2023

CEO	Other NEOs

We are asking you to approve an advisory, nonbinding vote on compensation awarded in 2023 to our named executive officers — our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and three additional most highly paid, currently employed executive officers as listed in the Summary Compensation Table in the Compensation Discussion and Analysis section.
2024 PROXY STATEMENT | 11

ABOUT THE MEETING
Why am I Receiving These Proxy Materials?
You have received these proxy materials because you were an Atmus stockholder of record as of March 21, 2024 (the “Record Date”), and Atmus’ Board of Directors is soliciting your authority (or proxy) to vote your shares at the Annual Meeting. This Proxy Statement includes information that we are required to provide to you under SEC rules and is designed to assist you in voting your shares.
Who Pays for the Cost of Proxy Solicitation?
The Company will pay the cost of soliciting proxies on behalf of the Board of Directors. Our directors, officers and other employees may solicit proxies by mail, personal interview, telephone or electronic communication. None of them will receive any special compensation for these efforts.
When Was the Record Date, and Who Is Entitled to Vote?
The Board of Directors set March 21, 2024, as the Record Date for the Annual Meeting. Holders of Atmus common stock as of the Record Date are entitled to one vote per share. As of the Record Date, there were 83,355,930 shares of Atmus common stock outstanding.
A list of all registered stockholders as of the Record Date will be available for examination by stockholders during normal business hours at 26 Century Blvd, Nashville, Tennessee 37214 at least five business days prior to the Annual Meeting.
How Can I Attend the Annual Meeting?
The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were an Atmus stockholder as of the close of business on the Record Date or if you hold a valid proxy for the Annual Meeting. There is no physical location for this meeting. You can attend the Annual Meeting online, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ATMU2024. Please follow the registration instructions outlined below.
The online meeting will begin promptly at 10:00 a.m., Central Daylight Time. We encourage you to access the meeting prior to the start time to provide ample time for check-in.
What is the Quorum Requirement for the Annual Meeting?
A quorum of stockholders is necessary to hold a valid meeting. Holders of at least a majority of the votes entitled to be cast at the meeting must be present in person or by proxy at the Annual Meeting to constitute a quorum. Abstentions and shares represented by broker non-votes that are present and entitled to vote at the Annual Meeting on any matter will be counted as present for establishing a quorum.

How Do I Vote Before the Meeting?
If you are a registered stockholder, which means you hold your shares in certificate form or through an account with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you have three options for voting before the Annual Meeting:
•Over the internet, at proxyvote.com, by following the instructions on the Notice or proxy card;
•By telephone, by dialing 1-800-690-6903; or
•By completing, dating, signing and returning a proxy card by mail.
If your valid proxy is received by internet, telephone or mail, before the Annual Meeting, your shares will be voted at the Annual Meeting in accordance with your instructions.
If you are a beneficial holder, meaning you hold your shares in “street name” through an account with a bank or broker, your ability to vote over the internet or by telephone depends on the voting procedures of your bank or broker. Please follow the directions on the voting instruction form that your bank or broker provides.
Can I Vote at the Meeting?
Yes, if you owned shares on the Record Date. If you attend the Annual Meeting, shares held directly in your name as the stockholder of record may be voted by entering the 16-digit control number found on your proxy card or Notice when you log into the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote in advance, as described above under “How Do I Vote Before the Meeting?” so that your vote will be counted if you later decide not to attend the Annual Meeting.
Shares held in “street name” through a brokerage account or by a broker, bank or other nominee may be voted at the Meeting by entering the 16-digit control number found on your voter instruction form when you log into the Annual Meeting.
May I Revoke My Proxy and/or Change My Vote?
Yes. You may revoke your proxy and/or change your vote by:
•Signing another proxy card with a later date and delivering it to us before the Annual Meeting;
•Voting again over the internet or by telephone prior to 11:59 p.m., Eastern Daylight Time, on May 13, 2024;
2024 PROXY STATEMENT | 12

•Voting during the Annual Meeting before the polls close using your 16-digit control number; or
•Notifying the Company’s Corporate Secretary in writing before the Annual Meeting that you revoke your proxy.
What if I Sign and Return My Proxy but Do Not Provide Voting Instructions?
Proxies that are signed, dated and returned but do not contain voting instructions will be voted:
•“For” the election of all of the two named director nominees for three-year terms expiring in 2027;
•“For” the advisory vote to approve executive compensation;
•For a frequency of every “One Year” on the advisory vote to approve the frequency of advisory votes on executive compensation;
•“For” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024; and
•On any other matters properly brought before the Annual Meeting, in accordance with the best judgment of the named proxies.
Will My Shares be Voted if I Do Not Provide a Proxy or Voting Instruction Form?
If you are a registered stockholder and do not provide a proxy by voting over the internet, by telephone or by signing and returning a proxy card, you must attend the Annual Meeting to vote.
If you hold shares through an account with a bank or broker, the voting of the shares by the bank or broker when you do not provide voting instructions is governed by the rules of the NYSE. These rules allow banks and brokers to vote shares in their discretion on “routine” matters for which their customers do not provide voting instructions. On matters considered “non-routine,” banks and brokers may not vote shares without your instruction. Shares that banks and brokers are not authorized to vote are referred to as “broker non-votes.”
The ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2024 is considered a routine matter. Accordingly, banks and brokers may vote shares on this proposal without your instructions, and there will be no broker non-votes with respect to this proposal.
The other proposals will be considered non-routine, and banks and brokers therefore cannot vote shares on those proposals without your instructions. Please note that if you want your vote to be counted on those proposals, including the election of directors, you must instruct your bank or broker how to vote your shares. If you do not provide voting instructions, no votes will be cast on your behalf with respect to those proposals.
What Is the Voting Standard for Each Annual Meeting Agenda Item?

	Agenda Item	Voting Standard	Effect of Withheld Votes or Abstentions	Effect of Broker Non-Votes
1.	Election of 2 directors	Plurality of Votes Cast	None	None
2.	Advisory Vote to Approve Executive Compensation	Majority of Votes Cast	None	None
3.	Advisory Vote on Frequency of Stockholder Advisory Vote on Executive Compensation	Majority of Votes Cast	None	None
4.	Ratification of the Appointment of Independent Registered Public Accounting Firm for 2024	Majority of Votes Cast	None	None
•Election of Directors: As allowed under Delaware law for the election of directors, and as set forth in the Company’s bylaws, the election of directors is to be decided by a plurality vote of the Atmus common stock present or represented by proxy and entitled to vote at the Annual Meeting. Under plurality voting, director nominees are elected by a plurality of the votes cast, meaning that the nominees with the most affirmative votes are elected to fill the available seats up to the maximum number of directors to be elected
What Does it Mean if I Receive More Than One Notice, Proxy Card or Voting Instruction Form?
This means that your shares are registered in different names or are held in more than one account. To ensure that all shares are voted, please vote each account over the internet or by telephone, or sign and return by mail all proxy cards and voting instruction forms. We encourage you to register all shares in the same name and address by contacting our transfer agent, Broadridge Corporate Issuer Solutions, Inc., at 1-877-830-4932. If you hold your shares through an account with a bank or broker, you should contact your bank or broker and request consolidation.
Can I Ask Questions at The Meeting?
Yes. As part of the Annual Meeting, we will hold a question-and-answer session, which will include questions submitted both live and prior to the Annual Meeting. You may submit a question before the Annual Meeting at www.virtualshareholdermeeting.com/ATMU2024 after logging in with your 16-digit control number until the day before the Annual Meeting. Alternatively, you will be able to submit questions live during the Annual Meeting by accessing the Annual Meeting at www.virtualshareholdermeeting.com/ATMU2024 using your 16-digit control number. Questions pertinent to meeting matters will be answered during the meeting, subject to time limitations.
2024 PROXY STATEMENT | 13

Where and When Will I Be Able to Find the Voting Results?
You can find the official results of the voting at the Annual Meeting in our Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.
2024 PROXY STATEMENT | 14

PROPOSAL 1 – ELECTION OF DIRECTORS
The Board of Directors recommends a vote FOR each of the director nominees for a three-year term expiring in 2027
The Board is divided into three classes, with the terms of office of each class ending in successive years. The terms of directors Gretchen R. Haggerty and Jane A. Leipold will expire at the Annual Meeting, and the Board has nominated each of them to serve for an additional three-year term expiring at the 2027 annual meeting of stockholders. If elected, the nominees would serve until the expiration of their terms and until their successors have been elected and qualified. Proxies cannot be voted for more than two nominees. Should any one or more of the nominees become unable or unwilling to serve (which is not expected), the proxies unless marked to the contrary will be voted for such other person or persons as the Board may recommend.
The election of directors is to be decided by a plurality vote of the Atmus common stock present or represented by proxy and entitled to vote at the Annual Meeting. Under plurality voting, director nominees are elected by a plurality of the votes cast, meaning that the nominees with the most affirmative votes are elected to fill the available seats up to the maximum number of directors to be elected. You may vote for all the director nominees, withhold authority to vote your shares for all the director nominees or withhold authority to vote your shares with respect to any one or more of the director nominees. Withholding authority to vote your shares with respect to one or more director nominees will have no effect on the election of those nominees.
2024 PROXY STATEMENT | 15

DIVERSITY OF SKILLS AND EXPERTISE
To assist with candidate assessment, our Governance and Nominating Committee (the “Governance Committee”) utilizes a matrix, which is reviewed annually, of the relevant attributes, skills and experiences that evolve with the Company’s business and strategy. With this in mind, the Board, led by the Governance Committee chair, identified the following attributes, skills and experiences as most relevant for the Company’s Board at this time:

Executive Leadership Leadership experience, including through service in public and private company executive roles or leadership	Public Company Board Insight overseeing and leading public companies and strategies for building partnerships with different customers and stakeholders
7 out of 7	4 out of 7

Global Experience
Experience in, and exposure to, operating within complex business environments and diverse markets; engaging with international stakeholders; and navigating global regulatory regimes and frameworks
Financial and Accounting Expertise Understanding or overseeing financial reporting, disclosure controls and internal controls
7 out of 7	6 out of 7

M&A/Business Development Experience developing and implementing operating plans and business strategy	Spin-Off Experience Experience with the nuances of creating an independent public company from a parent company
7 out of 7	5 out of 7

Dealers/Distributors Leadership experience with dealers and distributors as an important part of the value chain	Information Technology Knowledge or experience with information technology, cybersecurity and related issues and risks
3 out of 7	1 out of 7

Attributes, Skills and Experiences
Executive Leadership	•	•	•	•	•	•	•
Public Company Board			•	•		•	•
Global Experience	•	•	•	•	•	•	•
Financial and Accounting Expertise	•	•	•	•		•	•
M&A/Business Development	•	•	•	•	•	•	•
Spin-Off Experience	•	•		•	•	•
Dealers/Distributors		•	•				•
Information Technology	•
2024 PROXY STATEMENT | 16

NOMINEES FOR TERMS ENDING IN 2027

GRETCHEN R. HAGGERTY Independent Director Age: 68 Director since: 2022 Board Committees: Audit (Chair), Governance and Nominating
Ms. Haggerty had a 37-year career with United States Steel Corporation (NYSE:X) and its predecessor, USX Corporation, which, in addition to steel production, also managed and supervised energy operations, principally through Marathon Oil Corporation. From March 2003 until her retirement in 2013, she served as Executive Vice President & Chief Financial Officer and also served as Chairman of the U.S. Steel & Carnegie Pension Fund and its Investment Committee. Earlier, she served in various financial executive positions at U.S. Steel Corporation and USX Corporation, beginning in November 1991 when she became Vice President and Treasurer. Ms. Haggerty has served as a director of Teleflex Incorporated (NYSE: TFX), a global provider of medical technology products, since 2016 and currently serves as a member of the audit committee. Ms. Haggerty has also served as a director of Johnson Controls International plc (NYSE:JCI), since March 2018, where she serves as chair of the audit committee. She is a former director of USG Corporation, a leading manufacturer of building materials. Ms. Haggerty earned her Bachelor of Science in Accounting from Case Western Reserve University and her Juris Doctorate from Duquesne University School of Law.

Attributes and Skills:
Executive Leadership
Public Company Board
Global Experience
Financial and Accounting Expertise
M&A/Business Development
Spin-Off Experience

Key Contributions to the Board:
•Deep financial acumen as a former Chief Financial Officer
•Experience serving on the board of directors of multiple international companies
•Significant knowledge of the global marketplace gained from business experience
•Experience leading global teams

2024 PROXY STATEMENT | 17

JANE A. LEIPOLD Independent Director Age: 63 Director since: 2022 Board Committees: Talent Management and Compensation (Chair), Governance and Nominating
Ms. Leipold is an accomplished global business executive and consultant, with a variety of experiences in engineering, operations and human resources. With over twenty years of human resources leadership experience, Ms. Leipold started a consulting business, JAL Executive HR Consulting, LLC, in 2017, where she provides a wide breadth of executive human resources consulting services on an interim or project basis. From 2006 through 2016, Ms. Leipold served as Senior Vice President & Chief Human Resources Officer for TE Connectivity (NYSE: TEL), a publicly traded manufacturer of connectors and sensors. From 2001 through 2006, Ms. Leipold was Vice President of Human Resources at Tyco Electronics, in addition to other roles in the human resources department. Ms. Leipold holds a Bachelor of Science in Quantitative Business Analysis and a Master of Business Administration from Pennsylvania State University.

Attributes and Skills:
Executive Leadership
Global Experience
M&A/Business Development
Spin-Off Experience

Key Contributions to the Board: •Knowledge of Atmus' industry •Extensive global human resources experience
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DIRECTORS CONTINUING IN OFFICE

R. EDWIN BENNETT Independent Director Age: 62 Director since: 2022 Term Expires 2025 Board Committees: Audit and Governance and Nominating
Mr. Bennett retired from Ernst & Young (“EY”) in September 2021 after a 38-year career as a professional services partner and senior business leader. Mr. Bennett served in many senior leadership roles at EY, most recently as the Vice Chair — Operations and Chief Operating Officer from 2015 through 2021. Prior to that role, Mr. Bennett served as EY’s Deputy Vice Chair and Chief Operating Officer — Consulting Services. Mr. Bennett serves as a strategic advisor to ServiceNow and is a member of its Americas Advisory Council, which is focused on enhancing customer experiences, driving business value and accelerating transformation. Mr. Bennett earned his Bachelor of Science in Accounting from the University of Georgia and is a Certified Public Accountant. Mr. Bennett also completed the Executive Leadership Program at the Kellogg School of Management and the Global Executive Leadership Program at Harvard Business School.

Attributes and Skills:
Executive Leadership
Global Experience
Financial and Accounting Expertise
M&A/Business Development
    Spin-Off Experience
Information Technology

Key Contributions to the Board:
•Extensive management experience developed as lead of global operations of one of the world’s largest consulting organizations
•Deep accounting and cyber acumen
•Experience advising other public companies

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STEPHANIE J. DISHER CEO and Director Age: 48 Director since: 2022 Term Expires 2026
Ms. Disher currently serves as Atmus’ Chief Executive Officer. Ms. Disher previously served as Vice President of Cummins Filtration Inc. Prior to that role, Ms. Disher served in various leadership roles since joining Cummins in 2013, including as Operations Director and Managing Director for Cummins in the South Pacific region. Ms. Disher holds a Bachelor’s degree in Commerce from the University of Western Sydney and a Master of Business Administration from the University of Melbourne.

Attributes and Skills:
Executive Leadership
Global Experience
Financial and Accounting Expertise
M&A/Business Development
Spin-Off Experience
Dealers/Distributors

Key Contributions to the Board: •Extensive knowledge of Atmus industry and business •Leadership experience •Strategic capability •Commercial capability including deep finance expertise
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DIEGO DONOSO Independent Director Age: 57 Director since: 2024 Term Expires 2026 Board Committees: Audit, Governance and Nominating
Mr. Donoso retired in April 2023 from Dow Inc. (“Dow”), an American multinational materials science company. From 2012 until his retirement, Mr. Donoso served as President of Packaging & Specialty Plastics (“P&SP”), one of three operating segments of Dow, which consisted of two integrated global businesses: Hydrocarbons and Packaging and Specialty Plastics. Mr. Donoso began his career with Dow more than 30 years ago when he joined Dow as a trainee in the commercial department in São Paulo, Brazil. Over the next 20 years, Mr. Donoso served in numerous business and commercial leadership positions for Dow’s resins and plastics franchise in both Latin America and Europe. In 2010, Mr. Donoso was appointed President of Dow Japan and Korea based in Tokyo, Japan, and, in 2012, transferred to Dow’s corporate headquarters in Midland, Michigan and was promoted to President of P&SP later that year. Mr. Donoso has served as a director of GrafTech International Ltd. (NYSE: EAF), a manufacturer of graphite electrodes and petroleum coke, since 2023 and currently serves as a member of the audit committee. Mr. Donoso earned his Bachelor of Science in Marketing and International Business from Babson College.

Attributes and Skills:
Executive Leadership
Public Company Board
Global Experience
Financial and Accounting Expertise
M&A/Business Development
Dealers/Distributors

Key Contributions to the Board: •Significant executive leadership experience •Broad-based and valuable insights on business development •Deep experience on international business issues

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STEPHEN E. MACADAM Independent Director and Chair of the Board of Directors Age: 63 Director since: 2022 Term Expires 2025 Board Committees: Governance and Nominating, Talent Management and Compensation
Mr. Macadam served as Vice Chairman of EnPro Industries, Inc., a diversified manufacturer of industrial products (“EnPro”), from August 2019 to February 2020. From April 2008 until his retirement in July 2019, he served as Chief Executive Officer and President of EnPro. From October 2005 to March 2008, he was Chief Executive Officer of BlueLinx Inc., the largest building products distribution company in North America at that time. From August 2001 to September 2005, he served as President and CEO of Consolidated Container Company, LLC. Prior to that position, Mr. Macadam held senior leadership positions at Georgia-Pacific Corporation and was a partner at McKinsey & Company. Mr. Macadam has served as a director of Louisiana-Pacific Corp. (NYSE: LPX) since February 2019, where he is the chair of the compensation committee and a member of the governance and corporate responsibility committee, and he has served as a director of Sleep Number Corporation (NASDAQ: SNBR) since November 2023, where he is the co-chair of the capital allocation committee and a member of the corporate governance committee. From February 2020 until November 2023, Mr. Macadam served as a director of Veritiv Corporation (NYSE: VRTV), where he served as chairman of the board of directors from September 2020 to November 2023. From 2016 until January 2023, Mr. Macadam served as a director of Valvoline Inc. (NYSE: VVV), where he was a member of the compensation committee and the governance and nominating committee. Previously, Mr. Macadam also served as a director of EnPro (NYSE: NPO) from 2008 to February 2020. Mr. Macadam holds a Bachelor of Science in mechanical engineering from the University of Kentucky, a Master of Science in Finance from Boston College and a Master of Business Administration from Harvard Business School, where he was a Baker Scholar.

Attributes and Skills:
Executive Leadership
Public Company Board
Global Experience
Financial and Accounting Expertise
M&A/Business Development
Spin-Off Experience
Dealers/Distributors

Key Contributions to the Board:
•Significant experience and knowledge in the areas of executive leadership, international operations, mergers and acquisitions, business re-orientation, industrial products manufacturing, product distribution and procurement, and finance and accounting
•Significant experience gained from service on the board of directors of other publicly-traded companies

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STUART A. TAYLOR II Independent Director Age: 63 Director since: 2024 Term Expires 2026 Board Committees: Talent Management and Compensation, Governance and Nominating (Chair)
Mr. Taylor is the President of The Taylor Group LLC, a non-traditional private equity firm focused on investing in private companies in partnership with high potential entrepreneurs. He previously held positions as senior managing director at Bear, Stearns & Co. Inc. (1999–2001), and managing director of CIBC World Markets and head of its Global Automotive Group and Capital Goods Group (1996–1999). He also served as managing director of the Automotive Industry Group at Bankers Trust (1993–1996), following a 10-year position in corporate finance at Morgan Stanley. Mr. Taylor has served as a director of Wabash National Corporation (NYSE: WNC), a manufacturer of motor vehicle parts, since 2019, where he chairs the finance committee and serves as a member of the audit committee, Ball Corporation (NYSE: BALL), a manufacturer of metal products, since 1999, where he chairs the nominating and corporate governance committee and is a member of the human resources committee, and Hillenbrand Industries Inc., a global industrial company, since 2008, where he chairs the mergers and acquisitions committee and serves on the compensation and management development committee and nominating and corporate governance committee. Mr. Taylor previously served as director of Essendant Inc., formerly known as United Stationers Inc., a wholesale distributor of business products, from 2011 until 2019. Mr. Taylor earned his Bachelor of Arts in History from Yale University and his Master of Business Administration from Harvard University.

Attributes and Skills:
Executive Leadership
Public Company Board
Global Experience
Financial and Accounting Expertise
M&A/Business Development
Dealers and Distributors

Key Contributions to the Board:
•Experience and knowledge in the areas of executive leadership, mergers and acquisitions, developing talent and diversity and inclusion
•Significant experience gained from service on the board of directors of other publicly-traded companies

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CORPORATE GOVERNANCE
DIRECTOR INDEPENDENCE
The Board of Directors assesses on a regular basis, at least annually, the independence of our directors and, based on the recommendation of the Governance Committee, decides which members are independent. Our Board of Directors has determined that R. Edwin Bennett, Diego Donoso, Gretchen R. Haggerty, Jane A. Leipold, Stephen E. Macadam and Stuart A. Taylor II are independent directors under the applicable rules of the SEC and NYSE.
BOARD COMPOSITION
Our directors are divided into three classes serving staggered three-year terms. Upon expiration of the term of a class of directors, directors in that class are eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. As a result of this classification of directors, it generally takes at least two annual meetings of stockholders to effect a change in a majority of the members of our Board of Directors.
Gretchen R. Haggerty and Jane A. Leipold currently serve as Class I directors, and their terms will expire at the Annual Meeting. The Board has nominated each of them to serve for an additional three-year term expiring at our 2027 annual meeting of stockholders. R. Edwin Bennett and Stephen E. Macadam currently serve as Class II directors and will serve until our 2025 annual meeting of stockholders. Stephanie J. Disher, Diego Donoso and Stuart A. Taylor II currently serve as Class III directors and will serve until our 2026 annual meeting of stockholders.
BOARD LEADERSHIP STRUCTURE
Our corporate governance principles describe in detail how our Board intends to conduct its oversight role in representing our stakeholders. As stated in the principles, our Board has the freedom to decide who our Board Chair and CEO should be based solely on the factors it believes are in the best interests of the Company and its stockholders.

Our Board evaluates its policy on whether the roles of our Board Chair and CEO should be combined on an annual basis. In doing so, our Board considers the skills, experiences and qualifications of our then-serving directors (including any newly-elected directors), the evolving needs of the Company, how well our leadership structure is functioning, and the views of our stockholders. Currently, our Board believes it is in the best interests of the Company for the roles of our Board Chair and CEO to be separate. The Board has elected Stephen E. Macadam to be the Non-Executive Chair of the Board

BOARD RISK OVERSIGHT
Our Board of Directors and its committees have oversight of our risk management processes and material enterprise-related risks. Atmus has established an enterprise risk management program that is intended to identify, categorize and analyze the relative severity and likelihood of the various types of material enterprise-related risks to which we are or may be subject. Atmus has established an executive risk council, consisting of its CFO, Chief Legal Officer and Corporate Secretary, Chief People Officer, and Vice President of Engine Products, to review and update its material enterprise-related risks and their mitigation plans. We assign ownership of our most significant enterprise risks to a member of our leadership team. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable our Board of Directors to understand Atmus’ risk identification, risk management, and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic, and reputational risk.
Our Audit Committee is responsible for overseeing Atmus’ risk exposure to information security, cybersecurity, and data protection, as well as the steps management has taken to monitor and control such exposures. Our Audit Committee regularly provides reports to the Board of Directors on cybersecurity risk management. Atmus’ Audit Committee charter was amended in October 2023 to explicitly set forth the Audit Committee’s responsibility for such oversight through the oversight of (i) Atmus’ global cybersecurity operations function, led by our director of global security; (ii) our Chief Information Officer; and (iii) our senior management information security council, which consists of our Chief Information Officer, CFO, Chief Technology Officer, Chief Legal Officer & Corporate Secretary, Vice President of Strategy and Director of Internal Audit & Enterprise Risk Management. As part of its oversight of Atmus’ overall enterprise risk management framework, Atmus’ Board of Directors reviews Atmus’ cybersecurity risk management on at least on an annual basis.

Our Board of Directors, Audit Committee, Talent Management and Compensation Committee, and/or Governance Committee receive periodic reports and information directly from senior leaders who have functional responsibility over our enterprise risks. Our Board of Directors and/or its appropriate committees then review such information, including management’s proposed mitigation strategies and plans, to monitor our progress on mitigating the risks.
BOARD DIVERSITY
One of our core values is ‘be inclusive.’ In evaluating candidates for our Board of Directors, our Governance Committee considers only potential directors who share this value, as well as our other core values. We believe that directors with different backgrounds and experiences make our boardroom and the Company stronger. Although our Board of Directors does not have a formal written diversity policy with respect to the evaluation of director candidates, in its evaluation of director candidates, our Governance Committee will consider factors including, without limitation, issues of character, integrity, judgment, potential conflicts of interest, other commitments, and diversity, and with respect to diversity, such factors as gender, race, ethnicity, experience, and area of expertise, as well as other individual qualities and attributes that contribute to the total diversity of viewpoints and experience represented on the Board of Directors. Additionally, as reflected
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in our corporate governance principles, we are committed to equal employment opportunities in assembling our Board of Directors. Our Governance Committee is responsible for reviewing with the Board of Directors, on an annual basis, the appropriate characteristics, skills and experience required for the Board of Directors as a whole and its individual members. We believe our Board of Directors has been effective in assembling a highly- qualified, diverse group of directors, currently consisting of three female directors and two ethnically diverse directors. We will continue to identify opportunities to enhance our board diversity as we consider future candidates.
BOARD EVALUATION PROCESS
The Board recognizes a rigorous, ongoing evaluation process as an essential component of strong corporate governance practices that promotes continuing Board effectiveness. Each year, the Governance Committee oversees a Board evaluation process consistent with the NYSE standards. The Board’s annual evaluation process is reflective and expansive. The Governance Committee solicits feedback using a written questionnaire. Further, the Board Chair conducts one-on-one calls with directors to discuss the Board’s performance and to assess the Board’s culture, process, and discussions and their substantive content. The Board discusses the results of the annual evaluations, identifies areas for further consideration and opportunities for improvement and addresses actionable matters.
DIRECTOR CANDIDATES AND NOMINATIONS
The Governance Committee makes recommendations to the Board for nominations, identifies and screens potential new candidates, including by reviewing recommendations from other Board members, management and stockholders. The Governance Committee may also retain search firms to assist in identifying and screening candidates. Prior to the Exchange Offer, Cummins had the right to designate individuals for nomination to our Board up to a majority of the members of our Board, and Cummins had the right to designate the Chair of our Board. Following the completion of the Exchange Offer, no director remains on the Board that is a member of Cummins’ senior management team, and Cummins no longer has any right to designate individuals for nomination to our Board.
Any stockholder who would like the Governance Committee to consider a candidate for Board membership must send timely notice delivered in accordance with the requirements specified in our bylaws. Such notice shall include all information required to be disclosed in solicitations of proxies for election of directors, including the name and address of the proposing stockholder and of the proposed candidate, the business, professional and educational background of the proposed candidate, and a description of any agreement or relationship between the proposing stockholder and proposed candidate. The communication must be sent by mail or other delivery service to the attention of the Corporate Secretary at the Company’s principal executive offices. See the About the Meeting section of this Proxy Statement for more information.
BOARD AND COMMITTEE MEETINGS
The Board meets at least five times annually, adding meetings as needed. Our Board met six times in 2023. Our three standing committees, as described below, report regularly to the full Board on their activities and actions.
Attendance
Directors are expected to regularly attend Board and committee meetings, as well as to attend our annual meeting of stockholders. During 2023, each current director (who was also a director at the time) attended at least 75% of the meetings of the Board and the standing committees on which he or she sits.
Committee Structure and Composition
The members of the Board of Directors are appointed to various committees. The standing committees of the Board are the Audit Committee, the Governance Committee, and the Talent Management and Compensation Committee (the “Compensation Committee”).
Controlled Company Exemption. As of December 31, 2023, Cummins had direct holdings of approximately 80% of the voting power of the Company. The Company was a “controlled company” under the rules of the NYSE because Cummins held more than 50% of the voting power of the outstanding voting stock. As such, the Company could avail itself of exemptions relating to certain Board committees. As permitted by the NYSE rules for “controlled companies,” our Board did not require that the Governance Committee and the Compensation Committee be comprised solely of independent directors in 2023. As of the Exchange Offer, we ceased to be a “controlled company” under the rules of the NYSE, and our Board has complied with the NYSE corporate governance rules, including appointing a majority of independent directors to the Board and establishing a Compensation Committee, Governance Committee and Audit Committee each composed entirely of independent directors.
Each Committee operates under a written charter adopted by the Board of Directors. The charters are available on our website located at www.atmus.com. Website references and links to websites included in this Proxy Statement are provided solely for convenience purposes. Content on the websites, including content on our website, is not, and shall not be deemed to be, part of this Proxy Statement or incorporated by reference herein.

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Board Committees

COMMITTEE	MEMBERS	DESCRIPTION
Audit Committee[1] Meetings held in 2023: 7	Gretchen R. Haggerty (Chair) R. Edwin Bennett Mark A. Smith (until March 2024) Diego Donoso (as of March 2024)
•assists the Board in its oversight of the Company’s financial statements
•hires, monitors and replaces our independent auditor, the independent auditor’s qualifications and independence
•monitors the systems of internal control and disclosure controls that management has established
•monitors the performance of internal and independent audit functions
•reviews and approves related party transactions
•oversees cybersecurity risk management

Compensation Committee[2] Meetings held in 2023: 6	Jane A. Leipold (Chair) Sharon A. Barner (until March 2024) Stephen E. Macadam L. Tony Satterthwaite (until March 2024) Stuart A. Taylor II (as of March 2024)
•assists the Board in overseeing the Company’s management compensation policies and practices
•provides oversight of our compensation plans
•reviews and provides oversight of the Company’s strategies for talent management
•assesses talent management policies, programs and processes, including leadership, culture, diversity and inclusion and succession
•the Compensation Committee engaged Farient Advisors LLC as its independent compensation consultant in 2023 to provide input and advice concerning the compensation of our officers and Board and related matters

Governance Committee[3] Meetings held in 2023: 4
Stephen E. Macadam (Chair)
Sharon A. Barner (until March 2024)
R. Edwin Bennett
Cristina Burrola (until March 2024)
Gretchen R. Haggerty
Jane A. Leipold
Earl Newsome (until March 2024)
L. Tony Satterthwaite (until March 2024)
Mark A. Smith (until March 2024)
Nathan Stoner (until March 2024)
Diego Donoso (as of March 2024)
Stuart A. Taylor II (as of March 2024)

•assists the Board in identifying qualified individuals to become a member of the Board
•determines the composition of the Board and its committees
•assesses the annual performance of our CEO
•monitors a process to assess effectiveness of the Board

(1)The Board has affirmatively determined that each of Gretchen R. Haggerty, the Audit Committee’s chair, and R. Edwin Bennett qualifies as an “audit committee financial expert”, as such term has been defined by the SEC in Item 407(d) of Regulation S-K and all members are financially literate for the purpose of the NYSE's rules. Our Board has affirmatively determined that each of Gretchen R. Haggerty, R. Edwin Bennett and Diego Donoso meet the definition of an “independent director” for the purposes of serving on the Audit Committee under applicable NYSE rules and Rule 10A-3 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).
(2)The Board has affirmatively determined that each of Jane A. Leipold, Stephen E. Macadam and Stuart A. Taylor II qualify as a “non-employee director” under Rule 16b-3 of the Exchange Act.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
We do not have any interlocking relationships between any member of our Compensation Committee and any of our executive officers that would require disclosure under the applicable Exchange Act rules.

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COMMUNICATION WITH THE BOARD OF DIRECTORS
Stockholders and other interested parties may communicate with our Board by sending written communication to the directors c/o our Corporate Secretary, 26 Century Boulevard, One Century Place, Nashville, Tennessee 37214. All such communications will be reviewed by the Corporate Secretary or her designee to determine which communications are appropriate to be forwarded to the directors. All communications will geneally be forwarded except those that are related to our products and services, are solicitations or otherwise relate to improper or irrelevant topics as determined in the sole discretion of the Corporate Secretary or her designee.
CODE OF CONDUCT
Our code of conduct is applicable to all our directors, and officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions). A copy of the code of conduct is available on our website located at www.atmus.com/governance-documents. Any amendments to or waivers from our code of conduct with respect to our officers or directors will be disclosed on our website promptly following the date of such amendment or waiver.
CORPORATE GOVERNANCE PRINCIPLES
Our corporate governance principles, adopted by our Board of Directors in accordance with the corporate governance rules of the NYSE, serve as a flexible framework within which our Board of Directors and its committees operate. These principles cover a number of areas. A copy of our corporate governance principles are available on our website located at www.atmus.com/governance-documents.
TRANSACTIONS WITH RELATED PERSONS
Relationship with Cummins
On May 29, 2023, in connection with the IPO, Atmus entered into a separation agreement and a number of other agreements with Cummins to effect the separation of Atmus’ business from Cummins and to provide a framework for Atmus’ ongoing relationship with Cummins after the IPO and the separation, each of which remain in effect following the completion of the Exchange Offer.
Procedures for Approval of Related Party Transactions
We have adopted a written policy on related party transactions. This policy was not in effect when we entered into certain agreements with Cummins prior to the completion of the IPO. Each of the agreements between us and Cummins and its subsidiaries that were entered into prior to the completion of the IPO, and any transactions contemplated thereby,were deemed to be approved and not subject to the terms of such policy. Under the written related party transactions policy, the Audit Committee of the Board is required to review and, if appropriate, approve all related party transactions, prior to consummation whenever practicable. If advance approval of a related party transaction is not practicable under the circumstances or if our management becomes aware of a related party transaction that has not been previously approved or ratified, the transaction is submitted to the Audit Committee at the Audit Committee’s next meeting. The Audit Committee is required to review and consider all relevant information available to it about each related party transaction, and a transaction is considered approved or ratified under the policy if the Audit Committee authorizes it according to the terms of the policy after full disclosure of the related party’s interests in the transaction. Related party transactions of an ongoing nature are reviewed annually by the Audit Committee. The definition of “related party transactions” for purposes of the policy covers the transactions that are required to be disclosed under the Exchange Act.
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EXECUTIVE AND DIRECTOR COMPENSATION OF ATMUS
COMPENSATION DISCUSSION AND ANALYSIS
For purposes of this prospectus, Atmus’ executive officers whose compensation is discussed in this Compensation Discussion and Analysis and to whom Atmus refers as Atmus’ Named Executive Officers, or “NEOs,” are:
•Stephanie J. Disher, Chief Executive Officer and a member of Atmus’ board of directors
•Jack Kienzler, Chief Financial Officer
•Renee Swan, Chief People Officer
•Toni Y. Hickey, Chief Legal Officer and Corporate Secretary
•Charles Masters, Vice President, Engine Products
Prior to the completion of Atmus’ IPO on May 30, 2023, Atmus’ business operated as a segment of Cummins’ components business. In anticipation of the IPO, Cummins initially formed Atmus’ Talent Management and Compensation Committee (the “Compensation Committee”) and designated an independent chair of the Compensation Committee. Working with Farient Advisors LLC (“Farient”), Atmus’ and Cummins’ independent compensation advisor, and with Cummins’ Talent Management and Compensation Committee (the “Cummins TMCC”), the Compensation Committee established Atmus’ executive compensation program and policies to be effective upon the IPO, largely consistent with Cummins’ principles and approach to compensation. Among other matters, the Compensation Committee ratified the pay packages, including long-term incentive compensation, of the executive officers of Atmus, including the NEOs, to be effective upon the completion of the IPO.
Purposes and Principles of Atmus’ Executive Compensation Program
Atmus’ long-term success depends on its ability to attract, motivate, focus, and retain highly talented individuals committed to Atmus’ vision, strategy and corporate culture. To that end, Atmus’ executive compensation program is designed to link executives’ pay to their individual performance, to Atmus’ annual and long-term performance and to the successful execution of Atmus’ business strategies. Atmus’ salary levels and incentive targets are intended to recognize individual performance and market pay levels. Atmus’ compensation philosophy rewards executives for achieving financial objectives and building long-term value for shareholders and other stakeholders.
Atmus’ executive compensation program is based on four key principles:
Competitive. Compensation is designed to attract, retain, focus, reward and motivate Atmus’ top leadership. The Compensation Committee benchmarks against a defined peer group and survey data generally referencing the market median, as well as the 25th and 75th percentiles, with discretion to set actual compensation based on experience and performance of the individual and size, scope and complexity of the role.
Pay-for-Performance. Compensation is linked to performance and increasing shareholder value with a balance of risk and reward. Atmus believes the compensation of its leaders should be based on Atmus’ overall financial performance and satisfaction of strategic objectives and a significant portion of their pay should be incentive-based and therefore at risk. The pay mix also balances short and long-term results based on the decision-making horizon of the role.
Alignment with Shareholder Interests. Equity-based compensation and a stock ownership requirement are a substantial part of the compensation program to link executive compensation with shareholder returns.
Simple & Transparent. The Compensation Committee has designed its program to be transparent to investors and employees alike as well as simple and easy to understand and consistent year over year.
These principles are substantially similar to the principles underlying Cummins’ executive compensation program that applied to the Atmus NEOs in 2022 and in 2023 prior to the IPO.
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Compensation Elements to Support Atmus’ Pay-for-Performance Philosophy
The Atmus compensation program is designed to support its pay-for-performance philosophy, which aligns the interests of executives with the interests of shareholders and other stakeholders. The key components of Atmus’ executive compensation program for 2023 were:

Compensation Element	Form of Payment	Performance Metrics	Rationale
Base salary	Cash	Executive’s role and individual performance within the role	Market-based to attract and retain skilled executives. Designed to recognize scope of responsibility, individual performance and experience.
Annual bonus	Cash	Earnings before interest, taxes, depreciation and amortization and certain adjustments (“Adjusted EBITDA”)	Considered to be a significant driver of the value of Atmus’ business and appropriately balancing growth and profitability.
Long-term incentive compensation	Performance shares (“PSUs”) (70%) and Restricted share units (“RSUs”) (30%)	For PSUs, cumulative Adjusted EBITDA over a three-year period and three-year average return on invested capital (“ROIC”), each weighted at 50%	Adjusted EBITDA and ROIC provide an incentive to balance profitable growth and returns to shareholders.
Atmus’ compensation program consisted of base salary, annual bonus and long-term incentive compensation. In light of the IPO, for the 2023 annual bonus, the Compensation Committee and Cummins’ TMCC adopted an Atmus-only performance metric based on Atmus’ Adjusted EBITDA for the full duration of the 2023 annual bonus plan for Atmus participants. Cummins’ long-term incentive compensation for the periods 2021 – 2023 and 2022 – 2024 was granted in a combination of performance shares (70%) and performance cash (30%) based on satisfaction of ROIC and cumulative EBITDA, weighted at 80% and 20%, respectively, over the three-year performance period. As discussed below, Cummins’ performance metrics for those awards were frozen as of the Atmus IPO and the awards were converted to Atmus long term incentives for the remaining performance period. For a discussion of the treatment of the Cummins long-term incentive compensation awards outstanding at the time of the IPO, see “Long-Term Incentive Compensation — Cummins Awards for the Performance Periods 2021 – 2023 and 2022 – 2024.”
Target Executive Compensation Aligned with the Market
The Compensation Committee reviews its executive compensation levels and programs on a regular basis. For pay levels, post-IPO, The Compensation Committee considered survey data for all NEOs and, in addition, peer group data for the CEO and CFO. Specific compensation levels were then determined in accordance with the individual’s performance, capabilities and experience in the role.
For making 2023 post-IPO pay decisions, Atmus’ primary compensation benchmarking sources were manufacturing companies in the Aon Radford Global Compensation Survey and the Willis Towers Watson General Executive Compensation Survey. Atmus also considered data from a Custom Peer Group (described below) regarding pay levels and pay program design, dilution and performance. Atmus believes this approach provides an appropriate representation of the market, and using multiple sources dampens the impact of fluctuations in market data over time.
The Compensation Committee reviewed and, for 2023 compensation decisions, adopted an Atmus peer group previously selected by the Cummins TMCC with assistance from its independent compensation consultant, Farient. The peer group was selected considering (i) companies that trade on the major U.S. stock exchanges and are primarily based in the U.S.; (ii) companies with an industrial machinery focus; (iii) companies with annual revenues of between $400 million and $4 billion; and (iv) companies with a similar customer type mix. Atmus’ compensation peer group for 2023 is comprised of the following companies:
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A.O. Smith Corporation (AOS)	Chart Industries, Inc. (GTLS)	CIRCOR International, Inc. (CIR)	Donaldson Company Inc. (DCI)
Enerflex Ltd. (EFXT)	EnPro Industries, Inc. (NPO)	ESCO Technologies Inc. (ESE)	Evoqua Water Technologies Corp. (AQUA)
IDEX Corporation (IEX)	Franklin Electric Co., Inc. (FELE)	Gates Industrial Corporation plc (GTES)	Graco Inc. (GGG)
Watts Water Technologies, Inc. (WTS)	Flowserve Corporation (FLS)	Pentair plc (PNR)	SPX Technologies, Inc. (SPX)
Atmus reviews its peer group on an annual basis subject to the discretion of its executive management and the Compensation Committee.
How Performance Measures and Goals Are Determined
The Compensation Committee regularly reviews all elements of its executive compensation program and makes changes as it deems appropriate. Each review includes general comparisons against market data and analysis prepared by Farient, the Compensation Committee’s compensation consultant, including information on market practices in the following areas: (i) pay strategy and positioning; (ii) annual bonus plan design, including performance measures and goals and plan leverage; (iii) long-term incentive plan strategy and design, including the mix of elements, as well as performance measures and goals and plan leverage; (iv) stock ownership guidelines; (v) executive perquisites; and (vi) executive benefits and protection policies, including severance practices for officers, supplemental retirement plans, deferred compensation plans and change in control arrangements.
The Compensation Committee establishes performance measures and goals each year for the annual and long-term incentive plans that are designed to help achieve its business objectives and motivate executives.
The Compensation Committee has the discretion to adjust performance results that reflect significant transactions (such as acquisitions, divestitures or newly-formed joint ventures) or other unusual items (such as pension plan contributions above required levels, restructuring or significant tax legislation) if such events were not anticipated at the time performance targets were initially established.
Atmus believes the compensation of its most senior executives should be based on Atmus’ overall financial performance and a significant portion of their pay should be incentive-based and therefore at risk.
In 2023, performance-linked components (annual bonus and annual long-term incentive compensation) were 82% of the CEO’s target total direct compensation opportunity and 60% of the average target total direct compensation opportunity for other NEOs. These pay elements were allocated as shown below.
TARGET TOTAL DIRECT COMPENSATION MIX — 2023

CEO	Other NEOs

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Executive Compensation Best Practices
Atmus continually reviews best practices in the area of executive compensation and incorporate those practices in its executive compensation arrangements.

WHAT ATMUS DOES	WHAT ATMUS DOES NOT DO
Set clear financial goals that Atmus believes are challenging yet achievable, meet or exceed competitive standards, and will enhance shareholder value over time
Use different measures to ensure Atmus’ executives focus on both annual and longer-term goals
Tie incentive awards for all participants at least in part to overall company performance to reinforce the importance of the company’s success and to encourage collaboration and teamwork
Encourage executives to focus on the sustained long-term growth of Atmus and promote retention by vesting performance-based awards only at the end of the performance or service period
Cap payouts under Atmus’ short- and long-term incentive compensation plans at 200% of the target awards
Require all incentive awards for senior executives be subject to clawback and cancellation provisions
Maintain a Compensation Committee that is advised by an outside, independent compensation consultant
Complete an annual assessment of the risk associated with Atmus’ compensation program
Require executive officers and outside directors to maintain prescribed stock ownership levels
Subject Atmus’ executives to double trigger change in control provisions

Atmus does not allow backdating or repricing of stock options
Atmus does not have separate employment contracts with its executive officers
Atmus does not guarantee salary increases, bonuses or equity grants for its executive officers
Atmus will not gross-up excise taxes that may be imposed on payments to its executive officers in connection with a change in control
Atmus’ perquisites do not constitute a major element of its executive compensation program
Atmus does not permit officers or directors to engage in pledging, hedging or similar types of transactions with respect to Atmus Common Stock

Compensation Programs
Atmus’ executive compensation program for the NEOs for 2023, both before and after the IPO, was primarily comprised of salary, annual cash bonus and long-term equity awards including conversion of Cummins long-term incentives awards from 2021-23 and 2022-24 performance cycles.
Salary
The pre-IPO 2023 salaries of Atmus’ NEOs were initially approved by their managers, using their prior year’s salary as the initial basis of consideration and taking into account personal performance in the prior year. The Cummins TMCC approved the salary for Stephanie J. Disher, who was an officer of Cummins, also considering the market value of her role.
The Compensation Committee approved new 2023 annual base salaries for Atmus’ NEOs in their new roles at Atmus, as a public company. These salaries became effective upon the completion of the IPO. Atmus set salaries within the context of the survey and peer group market median, as well as the 25th and 75th percentiles, taking into account individual performance, capability and experience in the role.
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Atmus’ NEOs’ salaries for 2023, prior to and following the completion of the IPO (as determined by the Compensation Committee), are indicated below:

	Annual Salary
Officer	2023 Pre-IPO(1)	2023 Post-IPO
Stephanie J. Disher	$550,000	$800,000
Jack Kienzler	$318,000	$480,000
Renee Swan	—	$400,000
Toni Y. Hickey	$352,083	$416,000
Charles Masters	$339,369	$417,000

(1) Reflects divisional increases in April 2023.
Annual Bonus
The 2023 annual bonus for Atmus executive officers was designed to link participants’ pay to its annual financial performance. The payout for each participant was calculated using the following formula:
Annual bonus = annual base salary and other eligible compensation for calendar year X each target bonus percentage of salary X a corporate payout factor.
Target awards as a percentage of salary were set such that performance at the target goal level would generate an annual bonus aligned with market data. In anticipation of the IPO, Atmus and the Cummins TMCC adopted an Atmus-exclusive performance metric and goal range for the 2023 annual bonus program for Atmus’ participants based on actual achievement against Atmus’ Adjusted EBITDA goal as Atmus’ sole performance measure.
In connection with the IPO, and the transition of Atmus officers and employees to the Atmus annual incentive plan, the Compensation Committee approved target bonus opportunities for Atmus’ NEOs in their new roles at Atmus upon the completion of the IPO.
The table below indicates Atmus’ NEOs’ target bonus as a percentage of salary for 2023 and following the completion of the IPO:

	Target Bonus as % of Salary
Officer	2023 Pre-IPO	2023 Post-IPO
Stephanie J. Disher	60%	100%
Jack Kienzler	30%	60%
Renee Swan	—	50%
Toni Y. Hickey	30%	50%
Charles Masters	30%	50%
2023 Annual Bonus Performance Measure
The Atmus Adjusted EBITDA was the sole performance measure for the Atmus 2023 annual bonus plan because the Compensation Committee and Cummins TMCC believed that it is a significant driver of the value of Atmus’ business, appropriately balances growth and profitability, and is well-understood by plan participants.
Adjusted EBITDA Performance Target For 2023
Setting the target with the appropriate level of difficulty underscores the importance of achieving or exceeding Atmus’ annual operating plan (“AOP”) performance commitment. This approach requires increasingly difficult targets during economic upturns and realistic goals during cyclical downturns.
The Compensation Committee sought to set a challenging yet realistic goal, incorporating previous performance as well as the forecasted opportunities and economic conditions in the markets. The 2023 Adjusted EBITDA target was set with this philosophy in mind.
The Compensation Committee set the Adjusted EBITDA target at $270 million, adjusted to exclude certain one- time expenditures. Adjusted EBITDA is defined as EBITDA after adding back certain one-time expenses, reflected in cost of sales and selling, general and administrative expenses, associated with becoming a standalone public company. The target Adjusted EBITDA target was established by the Compensation Committee after reviewing the AOP and considering input from Farient.
As shown below, the possible payout factors for 2023 ranged from 10% for threshold performance (85% of the Adjusted EBITDA target) to a maximum of 200% for superior performance (115% of the Adjusted EBITDA target or better). The payout factor changed in increments of 10% for results that fell between threshold and target, or between target and maximum.
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	Atmus Adjusted EBITDA Goal	Goal as % of Target	Payout as % of Target(1)
Maximum	$310 million	≥115%	200%
Target	$270 million	100%	100%
Threshold	$230 million	85%	10%
<Threshold	≤$230 million	<85%	0

(1) Interpolate for performance between discrete points, rounded to the nearest 10% increment
Atmus’ actual Adjusted EBITDA for 2023 was $302 million, resulting in a payout factor of 180% of target. The actual bonus amounts payable to Atmus’ NEOs for 2023 are set forth in the “2023 Summary Compensation Table.” For a reconciliation of non-GAAP performance measures to the most directly comparable financial measures calculated in accordance with U.S. GAAP, see Appendix A.
Long-Term Incentive Compensation
Long-Term Incentive Awards For 2023
Atmus’ regular long-term incentive compensation for 2023 following the IPO consisted of PSUs, making up 70% of the target value, and RSUs making up 30% of the target value. PSUs are earned based 50% on Atmus’ cumulative 3-year Adjusted EBITDA and 50% on Atmus’ 3-year average ROIC based on the period from 2023 – 2025. The number of PSUs earned at the threshold level of performance will be 10% of the target PSUs, and the PSUs earned at the maximum level of performance will be 200% of the target PSUs. The RSUs vest on March 1, 2026. The combination of these two long-term incentive vehicles supports Atmus’ pay-for-performance philosophy, provides appropriate incentives for participants to achieve financial targets, and provides strong linkage between the economic interests of participants, including Atmus’ NEOs, and shareholders.
The table below illustrates the payout as a percentage of target for the PSUs.

Payouts as% of Target(1)
Maximum	200%
Target	100%
Threshold	10%
<Threshold	0

(1) Interpolated for performance between discrete points.
The Compensation Committee generally expects to set the target long-term incentive values for officers on average in reference to the median of the market. Grant values are set using a market-based methodology which converts the targeted dollar value of the grants into a number of PSUs and RSUs.
In addition to the regular long-term incentive compensation grants, following completion of the IPO, Atmus made one time “launch grants” in the form of RSUs to select Atmus leaders primarily at the director and above levels, including the NEOs. Consistent with Atmus’ compensation philosophy, the purpose of these grants was to reinforce an ownership stake and retain critical leadership in Atmus’ business. Launch grants vest in equal installments on the third and fourth anniversary of the IPO closing date.
The target long-term incentive values for 2023 and launch grant values for Atmus’ NEOs were as follows:

	2023 Target Long-Term Equity Incentive Value	Launch Grant Value
Stephanie J. Disher	$2,800,000	$3,000,000
Jack Kienzler	$680,000	$600,000
Renee Swan	$350,000	$300,000
Toni Y. Hickey	$350,000	$300,000
Charles Masters	$350,000	$300,000
The number of PSUs and RSUs granted as 2023 regular long term equity incentive compensation grant and launch grants are set forth in the “Grants of Plan-Based Awards for 2023” and “Outstanding Equity Awards at 2023 Year-End” tables.
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Cummins Awards for the Performance Periods 2021 – 2023 and 2022 – 2024
As discussed above, Cummins’ long-term incentive compensation for the performance periods 2021 – 2023 and 2022 – 2024 consisted of 70% performance shares and 30% performance cash. Payouts were to be based on satisfaction of targets for ROIC, weighted at 80%, and cumulative EBITDA, weighted at 20%, in each case over a three-year period. In connection with Atmus’ IPO, Cummins’ TMCC froze the payout factors for Atmus’ participants under both the Cummins 2021 – 2023 and 2022 – 2024 long-term incentive compensation plan cycles based on Cummins’ actual achievement of its ROIC and EBITDA goals from the beginning of the respective plan cycle to the time of the completion of the IPO. The actual performance through the IPO resulted in payout factors of 150% of target for the 2021 – 2023 plan cycle and 130% of target for the 2022 – 2024 plan cycle. The Cummins TMCC also prorated the awards through the completion of the IPO. The prorated performance cash will be paid out at the normal time after the end of the original performance cycle. The prorated performance shares for the portion of the performance period prior to the completion of the IPO were converted to time-vesting RSUs relating to Atmus Common Stock that will vest at the completion of the original performance cycle. The remaining target value of the long-term incentives was converted into Atmus stub cycle plans, as described below.
For the post-IPO stub period of the Cummins 2021 – 2023 and 2022 – 2024 long-term incentive compensation plan cycles, the Compensation Committee adopted two new long-term incentive stub cycles, running from the completion of the IPO to the end of 2023 and 2024, respectively, consisting of PSUs (70%) and RSUs (30%). The grant date target value of the awards for each of Atmus’ NEOs was approximately equal to the value of the remaining portion of their respective awards under Cummins’ plan cycles that were being replaced. The threshold, target and maximum number of shares subject to the PSUs, and the number of RSUs, granted to each of Atmus’ NEOs for the stub cycles, as well as the grant date fair values of the awards, are shown in the “Grants of Plan-Based Awards for 2023” table.
The Compensation Committee approved cumulative Adjusted EBITDA as the performance measure to be used for the stub-cycle PSUs because the Compensation Committee believes cumulative Adjusted EBITDA to be a significant driver of value, appropriately balancing growth and profitability, and to be well-understood by those participating in Atmus’ long-term incentive plan. The Compensation Committee approved the following threshold, target and maximum performance levels and payouts associated with the cumulative Adjusted EBITDA measure for the 2021 – 2023 stub cycle period (July 1, 2023 – December 31, 2023):

	Adjusted EBITDA ($M)	Payout (% Target)
Maximum	≥152	200%
Target	$132	100%
Threshold	$112	10%
<Threshold	<$112	0%
Atmus’ actual Adjusted EBITDA for 2023 for the applicable stub cycle period, and the corresponding payout percentage, were as follows. For a reconciliation of non-GAAP performance measures to the most directly comparable financial measures calculated in accordance with U.S. GAAP, see Appendix A.

	Adjusted EBITDA ($M)	Payout (% Target)
Actual	$145	160%
The number of shares earned under the PSUs for the 2021 – 2023 stub cycle by each of Atmus’ NEOs as a result of the performance described above is shown in the “Options Exercised and Stock Vested in 2023” table.
Payout of the PSUs for the 2022 – 2024 stub cycle is based 100% on Atmus’ Adjusted EBITDA for the stub cycle period (July 1, 2023 – December 31, 2024) on the same possible payout factors. The RSUs will vest in the March following the end of the stub cycle to which they relate.
Benefits
During 2023, Atmus’ NEOs participated in a full range of health, welfare and retirement benefits under Cummins’ benefit plans and were covered by the same plans as other exempt employees. Cummins targeted its total benefit package to be at the median of the market.
In addition to these benefits, Cummins’ U.S. officers including Atmus’ CEO (until the separation), participate in a supplemental life insurance and deferred income program that is designed to attract and retain key leadership talent in senior positions. This program provides additional life insurance equal to three times salary while the officer is an active employee, and supplemental retirement payments, which are offset by and coordinated with payments from Cummins’ regular retirement plans.
The supplemental retirement provision “tops up” the pension available from Cummins’ regular pension plans to provide a total benefit based on a percentage of the officer’s highest average consecutive 60-month salary and annual bonus received during the last 10 years of employment. The total replacement formula is 2% for each of the first 20 years and 1% for each of the next 10 years, with a maximum 50% total benefit for most participants. Atmus’ CEO participated in the Cummins supplemental retirement plan during 2023.
Atmus did not maintain a supplemental retirement plan in 2023.
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Effective as of August 1, 2023, Atmus launched a deferred compensation plan which provides a select group of management or highly compensated employees, including the NEOs, an opportunity to defer compensation to a later date through an unfunded plan. Participants may defer up to 85% of each separate element of cash compensation consisting of salary, annual bonus or long-term incentive compensation payable in cash. Atmus’ deferred compensation plan also provides for a matching credit that will true up any participants whose matching contributions under a tax-qualified 401(k) plan were limited by certain dollar limits applicable to tax-qualified retirement plans.
A majority of Atmus’ employees, including the NEOs, were eligible to participate in Cummins’ employee stock purchase plan during 2023. Under the employee stock purchase plan, each eligible employee may authorize the withholding of 1-15% of base pay each pay period to be used to purchase shares of Cummins Common Stock for the employee’s account on the open market. Cummins makes a matching contribution in an amount sufficient to give employees a 15% discount (increased to 25% as of August 2023) on the purchase price of these shares. None of Atmus’ NEOs participated in the employee stock purchase plan in 2023.
Atmus employees, including the NEOs, transitioned to Atmus sponsored health and welfare benefit plans as of January 1, 2024 and are expected to transition to Atmus sponsored retirement plans upon full separation from Cummins in 2024.
Perquisites
Atmus provides market competitive perquisites that balance cost, employee perceived value and shareholder interest. Perquisites do not constitute a major element of Atmus’ executive compensation program but instead provide simple, consistent, transparent benefits to improve financial, health and emotional well-being. The Compensation Committee evaluates the use of perquisites as part of Atmus’ overall compensation strategy and seeks to provide a level of perquisites appropriate to Atmus. Atmus provides officers company-paid financial counseling services for estate- and tax-planning advice and tax return preparation, supplemental disability coverage, and executive physical examinations. Prior to IPO, as an officer of Cummins, Atmus’ CEO was eligible to use Cummins’ aircraft for reasonable personal use, following a prescribed approval process. In 2023, none of Atmus’ NEOs made personal use of Cummins’ aircraft.
Role of Atmus’ Chief Executive Officer
The Compensation Committee considers performance and determines the compensation of Atmus’ CEO. For officers below the level of Atmus’ CEO, Atmus’ CEO considers a range of market data at the 25th, 50th, and 75th percentile to understand market pay practices. The Atmus’ CEO considers the individual’s performance and makes recommendations to the Compensation Committee on each executive’s salary, annual incentive target, and long-term incentive target award. This review is expected to occur at the Compensation Committee meeting in February of each year to provide the earliest opportunity to review and assess individual and corporate performance for the previous year.
The Compensation Committee evaluates each officer’s compensation relative to the range of market data regarding compensation for similar positions and considers internal equity and the experience, tenure, potential and performance of each officer and modifies and approves, as appropriate, these recommendations.
Role and Independence of Compensation Consultant
In November of 2022, the Compensation Committee engaged Farient as its independent compensation consultant.Farient also advises the Compensation Committee on non-employee director compensation. Other than the services provided to the Compensation Committee, Farient does not provide any other services to Atmus. The Compensation Committee oversees the work of the consultant and has final authority to hire or terminate any consultant. The Compensation Committee maintains a formal process to ensure the independence of any executive compensation advisor engaged by the Compensation Committee, including consideration of all factors relevant to the advisor’s independence from management, including those factors specified by the NYSE listing rules. The Compensation Committee assessed the independence of Farient in light of those factors and concluded that Farient is an independent compensation advisor.
The Cummins TMCC engaged Farient to advise on Atmus’ compensation programs prior to the Atmus IPO. The Cummins TMCC has also engaged Farient to advise on Cummins’ compensation programs. The roles of Farient and Cummins’ management in connection with the executive compensation process are similar to Atmus’ approach. Cummins TMCC has assessed the independence of Farient and concluded that the work Farient was doing for Atmus or Cummins, as applicable, did not create a conflict of interest.
Annual Compensation Risk Assessment
In designing Atmus’ executive compensation programs for Atmus as a new public company, the Compensation Committee believed that Atmus’ initial public company executive compensation package had a balanced executive compensation program that would not drive excessive financial risk-taking, and that risks arising from Atmus’ compensation policies and practices would not be reasonably likely to have a material adverse effect on Atmus.
At the end of 2023, the Compensation Committee conducted a risk assessment of Atmus’ compensation policies and practice in accordance with its planned annual risk assessment. The Compensation Committee evaluated the levels of risk- taking encouraged by Atmus’ compensation arrangements to determine whether they were appropriate in the context of Atmus’ strategic plan and annual budget, compensation objectives, and overall risk profile. The Compensation Committee also reviewed the robust risk-mitigation features of Atmus’ compensation program, the most significant of which are outlined below.
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PAY MIX	PERFORMANCE-BASED MEASUREMENTS	TIME HORIZON
The three primary elements of Atmus’ executive compensation program are base salary, annual bonus, and long-term incentive compensation. Atmus references the median of the market for its total compensation package. This approach mitigates the need for executives to take significant risks to earn average competitive compensation and also ensures that the interests of Atmus’ executives are closely aligned with those of its shareholders.

The performance goals (Adjusted EBITDA and/or ROIC) set forth in Atmus’ annual bonus and long-term incentive plans are based upon budgeted levels that are reviewed and approved by the Compensation Committee. Atmus believes these goals are challenging yet attainable at their targeted levels without the need to take inappropriate risks, take actions that would violate Atmus’ code of conduct, or make material changes to its long-term business strategy or operations. Payouts under both incentive plans are capped at 200% of target to make it less likely that executives would pursue outsized short-term achievements at the expense of the long term.
Atmus’ long-term incentive plan awards are based on a three-year performance period, which encourages its employees to focus on the sustained growth of Atmus rather than seeking potentially unsustainable short-term gains.
CLAWBACK POLICY	OTHER RISK MITIGATORS	EXCLUSION OF UNUSUAL ITEMS
Consistent with SEC and NYSE requirements, Atmus has implemented a policy that executive officers are subject to recoupment of incentive-based compensation in the event of a qualifying accounting restatement in accordance with Atmus’ recoupment policy, as described below.
Atmus will pay incentive compensation only after its audited financial results are complete and the Compensation Committee has confirmed Atmus’ performance results and the associated incentive awards. Additionally, Atmus has stock ownership requirements for all officers that ensure the interests of its leaders and shareholders are aligned.
Atmus also prohibits officers from engaging in forms of hedging or monetization transactions involving the establishment of a short position in its securities and from entering into any arrangement that, directly or indirectly, involves the use of its securities as collateral for a loan.
In measuring financial performance under Atmus’ annual short- and long-term incentive plans, the Compensation Committee has discretion to adjust performance results that reflect significant transactions or other unusual items if such events were not anticipated at the time performance targets were initially established. Atmus believes allowing these exclusions ensures its executives will focus on the merits of proposed transactions for Atmus rather than the effect a proposed action may have on incentive compensation.
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As a result of its review, the Compensation Committee reconfirmed that Atmus’ initial public company executive compensation package has a balanced executive compensation program that did not drive excessive financial risk-taking, and that risks arising from Atmus’ compensation policies and practices were not reasonably likely to have a material adverse effect on Atmus.
Compensation Recoupment
Atmus’ incentive compensation awards are subject to its compensation recoupment, or “claw back” policy. During 2023, Atmus modified the policy to comply with the SEC’s recently issued regulations and the implementation of stock exchange listing standards. The policy as modified provides that, if Atmus is required to prepare a qualifying accounting restatement, then, unless an exception applies, Atmus will recover reasonably promptly the excess of (i) the amount of incentive-based compensation received by a person who served as a covered officer at any time during the applicable performance period during the three completed years immediately preceding the date Atmus is required to prepare the accounting restatement over, (ii) the amount that would have been received had it been determined based on the restated financials.

The policy also provides that, if any of Atmus’ financial statements are required to be materially restated due to the fraudulent actions of any officer, the Compensation Committee may direct that the recovery of all or a portion of any award or any past or future compensation other than base salary from the responsible officer with respect to any year for which Atmus’ financial results are adversely affected by such restatement.
The policy also authorizes Atmus to recover, reduce or cancel all or a part of any award or any past or future compensation other than base salary paid or awarded to, or earned by, an officer if the officer engages in certain types of conduct specified in the policy and that conduct has caused, or might reasonably be expected to cause, significant reputational or financial harm to Atmus.
Post-Employment Compensation (other than in connection with a change in control)
The Compensation Committee adopted a severance policy that was implemented following the completion of the IPO. This policy is designed to be consistent with prevailing market practice and good governance guidelines. The policy covers Atmus’ leadership officers, including the NEOs, and provides for the following benefits upon termination of employment without “cause.”

For Atmus’ Chief Executive Officer	For Other Leadership Officers, including NEOs other than the CEO
•Severance equal to two years’ salary, paid monthly over two years, plus a pro-rated annual bonus for the year in which termination occurs, calculated at the actual payout factor and paid at the normal time
•Health insurance, outplacement service and financial counseling benefits paid during the continuation severance period

•Severance equal to one year’s salary, paid monthly over one year, plus a pro-rated actual bonus for the year in which termination occurs, calculated at the actual payout factor and paid at the normal time
•Health insurance, outplacement service and financial counseling benefits paid during the continuation severance period

Unvested equity awards are treated in accordance with the governing plan documents and grant agreements. Under the current agreements, unvested equity awards are forfeited in the event of termination without “cause.”
Post-Employment Compensation (in connection with a change in control)
The Compensation Committee adopted a change in control severance policy for periods following the IPO. This policy is designed to be consistent with prevailing market practice and good governance guidelines. Atmus’ change in control policy covers Atmus’ leadership officers, including the NEOs, and provides for the following benefits upon termination of employment without “cause” or for “good reason” within the 60 days preceding, or the two years following, a change in control.

For Atmus’ Chief Executive Officer	For Atmus' NEOs Other Than Its CEO
•Severance equal to three times the sum of annual salary plus the annual target bonus •Health insurance, outplacement service and financial counseling benefits	•Severance equal to two times the sum of annual salary plus the annual target bonus •Health insurance, outplacement service and financial counseling benefits
Unvested equity and performance cash awards are treated in accordance with the governing plan documents and grant agreements. Under the Atmus 2022 Omnibus Incentive Plan (the “Atmus Omnibus Plan”), if the awards would not remain in effect following the change in control, then all unvested awards would become vested (at the target level of achievement, for performance awards) at the time of the change in control. If the awards do continue in effect after the change in control, then the awards would vest in full (at the target level of achievement, for performance awards) if the award holder is terminated without “cause” or for “good reason” within the two years following the change in control.
Atmus does not provide tax gross-ups for excise taxes imposed because of the “golden parachute” excise tax provisions of Code Sections 280G and 4999. Atmus instead provides that, if excise taxes are imposed because of the golden parachute excise tax provisions of Code Sections 280G and 4999, Atmus’ change in control compensation will either be cut back to below the level that would trigger the imposition of the excise taxes, or paid in full and be subject to the excise taxes, whichever results in the better after-tax outcome to the affected person.

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Stock Ownership Requirements
The Compensation Committee believes Atmus’ officers should own a significant amount of Atmus’ stock to further link their economic interests to those of Atmus’ shareholders. The Compensation Committee adopted ownership guidelines for Atmus’ officers that were implemented upon the completion of the IPO. These guidelines are:

Position	Required Value of Company Stock Ownership
Chief Executive Officer	5 times salary
Chief Financial Officer	3 times salary
Chief People Officer	2 times salary
Chief Legal Officer & Corporate Secretary	2 times salary
Vice President, Engine Products	2 times salary
Shares counting toward the guideline include shares owned outright, regardless of how they are acquired, plus 50% of the value of unvested RSUs. Those subject to a guideline are required to hold the after-tax value of shares earned through Atmus’ compensation programs until the guidelines are met. Compliance with the guidelines is evaluated using the then-current stock price at the time of evaluation multiplied by the number of shares counting toward the guidelines.
Pledging and Hedging Policy
Atmus maintains a policy under which its officers and directors are prohibited from engaging in forms of hedging transactions of any kind with respect to Atmus Common Stock. They are also prohibited from entering into any arrangement that, directly or indirectly, involves the pledge of Atmus’ securities or other use of Atmus’ securities as collateral for a loan.
COMPENSATION TABLES
2023 Summary Compensation Table
The Summary Compensation Table and notes show all compensation paid to or earned by Atmus’ NEOs for 2023, generally under Atmus’ compensation programs and plans following the IPO as discussed above, and for 2023 prior to the IPO and for 2022 generally under Cummins’ compensation programs and plans.

Name and Principal Position	Year	Salary (1)	Bonus (1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total
Stephanie J. Disher Chief Executive Officer	2023	$684,201	$—	$6,542,409		$1,182,371	$325,586	$48,933	$8,783,500
	2022	$392,045	$—	$195,012	—	$189,894	$—	$129,942	$906,893
Jack Kienzler Chief Financial Officer	2023	$408,563	$64,688	$1,419,425		$435,617	$47,899	$70,581	$2,446,773
	2022	$272,541	$63,750	$27,260	—	$86,039	$—	$33,077	$482,667
Renee Swan Chief People Officer(7)	2023	$153,030	$122,640	$1,335,801		$137,727	$—	$7,868	$1,757,066
Toni Y. Hickey Chief Legal Officer and Corporate Secretary	2023	$386,204	$25,796	$767,246		$334,142	$53,611	$63,733	$1,630,732
	2022	$332,031	$50,610	$27,260	—	$93,104	$—	$30,680	$533,685
Charles Masters Vice President, Engine Products	2023	$380,121	$30,877	$805,835		$341,050	$56,739	$18,297	$1,632,919
	2022	$311,098	$30,350	$39,981	—	$96,904	$—	$11,885	$490,218

(1)Jack Kienzler, Toni Y. Hickey and Charles Masters received supplemental payments from August 1, 2022 through the IPO, representing a portion of the difference between their salaries as in effect as of August 1, 2022, and later after receiving divisional salary increases as in effect as of April 1, 2023, and their anticipated higher salaries in connection with the IPO. The payments were made to recognize the executives’ enhanced scope of responsibilities and contributions. The supplemental payments made through December 31, 2022 are included as eligible earnings for computing the 2022 annual bonuses paid in March 2023. The supplemental payments made from January 1, 2023 through the IPO are included as eligible earnings for computing the 2023 annual bonuses to be paid in 2024. The supplemental payments made in 2023 are included in the bonus column for 2023. In 2022, Toni Y. Hickey also received a one- time bonus of $25,000 in recognition of her leadership in Cummins diversity initiatives. Renee Swan received a one-time sign-on bonus of $122,640, payable in February 2024, for the target value of her prorated annual incentive plan from her previous employer that she forfeited upon resignation.
(2)The Stock Awards column represents the grant date fair value on the grant date, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, which Atmus refers to as ASC Topic 718, for RSUs and PSUs, as applicable, which in 2023 were made pursuant to the Atmus Omnibus Plan. For 2023, stock awards reflect RSUs and PSUs for the regular 2023 LTIP cycle, launch grants and previously awarded equity grants that were converted in 2023. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date fair value of the PSUs is based upon the probable outcome of the performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC Topic 718. PSUs that are part of a regular LTIP cycle are earned based on financial performance over a three-year period, and the shares earned are not restricted after the performance period. The maximum values of the PSUs granted in 2023 at the grant date assuming
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the highest level of performance conditions are attained are as follows: Stephanie J. Disher — $4,220,825; Jack Kienzler — $1,025,067; Renee Swan — $484,830; Toni Y. Hickey — $527,620; Charles Masters — $527,620. The value shown for 2022 relates entirely to PSUs under Cummins’ Omnibus Plan which are earned based on Cummins’ financial performance over a three-year period and the shares are not restricted after the performance period. The RSUs and PSUs granted in 2023 as part of the regular 2023 annual long-term incentive program vest on March 1, 2026. The RSUs granted in 2023 as launch grants will vest in equal installments on the third and fourth anniversaries of the IPO. The RSUs granted in 2023 that resulted from the conversion of Cummins performance shares will vest on the regular payment dates after the end of the applicable performance period, and the RSUs granted in 2023 as part of stub cycle awards vest in March following the end of the stub cycle to which they relate. The separate grant date fair value of each of the respective PSU and RSU grants is shown in the “Grants of Plan-Based Awards for 2023” table below. A breakdown of the grant date fair value of equity awards made in 2023 by type of award is summarized below.

Name of Office	2023 Annual LTI	2023 Launch Grant	Converted Award (2021 - 23 Stub Cycle)	Converted Award (2022 - 24 Stub Cycle)	Off-Cycle Sign-on Equity	Total
Stephanie J. Disher	$3,014,878	$2,968,465	$243,730	$315,337	$—	$6,542,410
Jack Kienzler	$732,184	$593,702	$49,298	$44,241	$—	$1,419,425
Renee Swan	$346,320	$296,839	$—	$—	$692,641	$1,335,800
Toni Y. Hickey	$376,868	$296,839	$49,298	$44,241	$—	$767,246
Charles Masters	$376,868	$296,839	$67,898	$64,229	$—	$805,834
(3)As described above under the heading “Long-Term Incentive Compensation,” options are not part of Cummins’ or Atmus long-term incentive compensation programs and accordingly no stock option awards were granted to Atmus’ NEOs in 2022 or 2023.
(4)Atmus’ annual bonuses are performance based, not discretionary, and are therefore included as Non- Equity Incentive Plan Compensation. The amounts shown in this column for 2023 consist of (i) payments that will be made in 2024 under Atmus’ Annual Bonus Plan for 2023 performance and (ii) payments for the performance cash component of Cummins’ long term incentive compensation program that will be made in 2024 based on Cummins’ 2021 – 2023 performance through the IPO date. The payments for each Named Executive Officer from these sources are:

Name of Officer	Annual Bonus Plan	Performance Cash	Total
Stephanie J. Disher	$1,092,062	$90,309	$1,182,371
Jack Kienzler	$417,555	$18,062	$435,617
Renee Swan	$137,727	—	$137,727
Toni Y. Hickey	$316,080	$18,062	$334,142
Charles Masters	$315,764	$25,286	$341,050
(5)The 2023 aggregate changes in the actuarial present value of each NEO’s benefit under Cummins’ pension plans and the above market earnings on non-qualified deferred compensation are as follows:

	Stephanie J. Disher	Jack Kienzler	Renee Swan	Toni Y. Hickey	Charles Masters
Cummin Pension Plan A (Qualified)	$14,365	$30,565	$—	$35,584	$44,525
Cummins Excess Benefit Plan (Non-qualified)	$21,002	$17,334	$—	$18,027	$12,214
Supplemental Life Insurance and Deferred Income Program (Non-qualified)	$290,219	$—	$—	$—	$—
Sub-total	$325,586	$47,899	$—	$53,611	$56,739
Above-market earnings on non-qualified deferred compensation	$—	$—	$—	$—	$—
TOTAL	$325,586	$47,899	$—	$53,611	$56,739
The amounts shown in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column and in the table immediately above reflect Atmus’ NEOs’ years of credited service under Cummins’ pension plans. The present value of the benefits depends in part on the interest rate used to discount the future benefits under the pension plan to their present value. “Above market” is defined as the amount of earnings that exceeded 120% of the applicable federal long-term rate.
(6)The amounts in this column represent the cost of all other compensation provided to the NEOs as set forth in the following tables:
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2023 All Other Compensation Table

Name of Officer	Company Contributions under Cummins Retireement Savings Plan	Other(1)	Total
Stephanie J. Disher	$12,050	$36,883	$48,933
Jack Kienzler	$12,050	$58,531	$70,581
Renee Swan	$3,265	$4,603	$7,868
Toni Y. Hickey	$12,050	$51,683	$63,733
Charles Masters	$12,050	$6,247	$18,297
(1)The amounts disclosed in this column represent the costs of financial counseling, tax preparation assistance, executive physical, and other cash allowances provided as a benefit to the NEOs.
(7) Renee Swan joined Atmus as Chief People Officer effective August 14, 2023.
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Grants of Plan-Based Awards for 2023

			Date of Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payout Under Equity Incentive Plan Awards			Stock Awards Number of Shares or	Awards: Number of Securities Underlying	Exercise or Base Price of Options	Grant Date Fair Value of Stock and Option
Name		Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	Awards (#)	Awards ($)(1)
Stephanie J. Disher	Atmus AIP(1)	—		60,670	606,701	1,213,403
	Atmus Performance Cash Award(2)	6/16/23		N/A	90,308	N/A
	Atmus Performance Cash Award(3)	6/16/23		N/A	64,015	N/A
	Atmus PSUs(4)	6/16/23					158	1,581	3,162				$31,351
	Atmus PSUs(5)	6/16/23					579	5,791	11,582				$114,836
	Atmus PSUs(6)	6/30/23					9,401	94,005	188,010				$2,110,412
	Atmus RSU(7)	6/16/23								20,821			$412,880
	Atmus RSU(8)	6/30/23								40,288			$904,466
	Atmus RSU(9)	8/14/23								126,103			$2,968,465
Jack Kienzler	Atmus AIP(1)	—		23,198	231,975	463,950
	Atmus Performance Cash Award(2)	6/16/23		N/A	18,062	N/A
	Atmus Performance Cash Award(3)	6/16/23		N/A	9,145	N/A
	Atmus PSUs(4)	6/16/23					32	320	640				$6,346
	Atmus PSUs(5)	6/16/23					81	808	1,616				$16,023
	Atmus PSUs(6)	6/30/23					2,283	22,830	45,660				$512,534
	Atmus RSU(7)	6/16/23								3,589			$71,170
	Atmus RSU(8)	6/30/23								9,784			$219,651
	Atmus RSU(9)	8/14/23								25,221			$593,702
Renee Swan	Atmus AIP(1)	—		7,652	76,515	153,030
	Atmus PSUs(6)	8/14/23					1,030	10,298	20,596				$242,415
	Atmus RSU(8)	8/14/23								4,414			$103,906
	Atmus RSU(9)	8/14/23								12,610			$296,839
	Atmus RSU(10)	8/14/23								29,424			$692,641
Toni Y. Hickey	Atmus AIP(1)	—		17,560	175,600	351,200
	Atmus Performance Cash Award(2)	6/16/23		N/A	18,062	N/A
	Atmus Performance Cash Award(3)	6/16/23		N/A	9,145	N/A
	Atmus PSUs(4)	6/16/23					32	320	640				$6,346
	Atmus PSUs(5)	6/16/23					81	808	1,616				$16,023
	Atmus PSUs(6)	6/30/23					1,175	11,751	23,502				$263,810
	Atmus RSU(7)	6/16/23								3,589			$71,170
	Atmus RSU(8)	6/30/23								5,036			$113,058
	Atmus RSU(9)	8/14/23								12,610			$296,839
Charles Masters	Atmus AIP(1)	—		17,542	175,424	350,849
	Atmus Performance Cash Award(2)	6/16/23		N/A	25,286	N/A
	Atmus Performance Cash Award(3)	6/16/23			12,803
	Atmus PSUs(4)	6/16/23					44	440	880				$8,725
	Atmus PSUs(5)	6/16/23					119	1,185	2,370				$23,499
	Atmus PSUs(6)	6/30/23					1,175	11,751	23,502				$263,810
	Atmus RSU(7)	6/16/23								5,038			$99,904
	Atmus RSU(8)	6/30/23								5,036			$113,058
	Atmus RSU(9)	8/14/23								12,610			$296,839

(1)NEOs participate in Atmus’ annual bonus plan, as described in the Compensation Discussion and Analysis. The payout is calculated based on a formula approved by the Compensation Committee annually. Each participant is assigned a target award as a percent of salary. For purposes of this plan, Atmus’ performance is measured by adjusted EBITDA as defined by the annual bonus plan. The annual bonus is calculated as follows:
(annual bonus) equals (annual base salary and other eligible compensation paid for calendar year) times (target bonus percentage assigned to each NEO) times (payout factor).
The payout factor could range from zero to 2.0, in increments of 0.1.
(2)Cash performance award representing cash payout pursuant to the Cummins’ 2021 – 2023 long-term incentive compensation plan cycle based on Cummins’ actual achievement of its ROIC and EBITDA goals from the beginning of the plan cycle to the completion of the IPO. Atmus will pay out the pro-rated performance cash after the end of the original performance cycle.
(3)Cash performance award representing cash payout pursuant to the Cummins’ 2022 – 2024 long-term incentive compensation plan cycle based on Cummins’ actual achievement of its ROIC and EBITDA goals from the beginning of the plan cycle to the completion of the IPO. Atmus will pay out the pro-rated performance cash after the end of the original performance cycle.
(4)Atmus granted PSUs for the post-IPO stub period for the Cummins’ 2021 – 2023 long-term incentive compensation plan cycle. The number of PSUs earned for the 2021 – 2023 stub cycle was based 100% on Atmus’ Adjusted EBITDA for the stub cycle period.
(5)Atmus granted PSUs for the post-IPO stub period for the Cummins’ 2022 – 2024 long-term incentive compensation plan cycle. The number of PSUs earned for the 2022 – 2024 stub cycle will be based 100% on Atmus’ Adjusted EBITDA for the stub cycle period.
(6)Atmus granted PSUs for the 2023 – 2025 performance period. The number of PSUs earned for the 2023 – 2025 performance cycle will be based 50% on Atmus’ 3-year cumulative Adjusted EBITDA and 50% on Atmus’ 3-year average ROIC.
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(7)Atmus granted RSUs under the Atmus Omnibus Plan relating to Atmus Common Stock, representing a portion of the remaining value of the Cummins long-term incentives for the 2021-23 and 2022-24 performance cycles held by the NEO under the Cummins 2012 Omnibus Incentive Plan (the “Cummins Omnibus Plan”) at the time of Atmus’ IPO. The RSUs will vest on the same schedule as the Cummins long-term incentive awards to which they relate.
(8)Atmus granted RSUs under the Atmus Omnibus Plan as part of Atmus’ 2023 annual long-term incentive compensation program. Each RSU that vests will be settled with one share of Atmus Common Stock following the vesting date of March 1, 2026.
(9)Atmus made launch grants of RSUs in connection with its IPO under the Atmus Omnibus Plan that vest in equal installments on the third and fourth anniversaries of the IPO. Each RSU that vests will be settled with one share of Atmus Common Stock.
(10)Atmus granted RSUs on August 14, 2023 under the Atmus Omnibus Plan as an off-cycle grant as part of employment offer to make up for forfeited equity from resignation from the prior employer. The award vests in three equal installments on the first, second and third anniversary of date of grant. Each RSU that vests will be settled with one share of Atmus Common Stock.

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Outstanding Equity Awards at 2023 Year-End
The Atmus closing stock price of $23.49 and the Cummins closing stock price of $239.57 on December 29, 2023 were used to calculate the values in the table below.

		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Name	Nature of Award	Exercisable	Unexercisable
Stephanie J. Disher	Cummins Option Award	750(1)		$142.12	5/26/2028
	Cummins Option Award	860(2)		$163.43	5/26/2028
	Cummins Option Award	610(3)		$160.10	4/3/2028
	Atmus RSU Award					20,281(4)	$489,085
	Atmus RSU Award					40,228(5)	$946,365
	Atmus RSU Award					126,103(6)	$2,962,159
	Atmus PSU Award							1,581(7)	$37,138
	Atmus PSU Award							5,791(8)	$136,031
	Atmus PSU Award							94,005(9)	$2,208,177
Jack Kienzler	Cummins Option Award	530(1)		$142.12	5/26/2028
	Cummins RSU Award					17(10)	$4,073
	Atmus RSU Award					3,589(4)	$84,306
	Atmus RSU Award					9,784(5)	$229,826
	Atmus RSU Award					25,221(6)	$592,441
	Atmus PSU Award							320(7)	$7,517
	Atmus PSU Award							808(8)	$18,980
Renee Swan	Atmus PSU Award							22,830(9)	$536,277
	Atmus RSU Award					4,414(5)	$103,685
	Atmus RSU Award					12,610(6)	$296,209
	Atmus RSU Award					29,424(11)	$691,170
	Atmus PSU Award							10,298(9)	$241,900
Toni Y. Hickey	Cummins Option Award	530(1)		$142.12	5/26/2028
	Cummins RSU Award					17(10)	$4,073
	Atmus RSU Award					3,589(4)	$84,306
	Atmus RSU Award					5,036(5)	$118,296
	Atmus RSU Award					12,610(6)	$296,209
	Atmus PSU Award							320(7)	$7,517
	Atmus PSU Award							808(8)	$18,980
	Atmus PSU Award							11,751(9)	$276,031
	Atmus PSU Award
Charles Masters	Cummins Option Award	750(1)		$142.12	5/26/2028
	Cummins Option Award	860(2)		$163.43	5/26/2028
	Cummins Option Award	610(3)		$160.10	4/3/2028
	Cummins Option Award	815(12)		$149.72	4/3/2027
	Cummins Option Award	1,550(13)		$109.09	4/4/2026
	Cummins Option Award	720(14)		$136.82	4/2/2025
	Cummins Option Award	100(16)		$134.96	2/10/2025
	Cummins Option Award	350(17)		$149.34	4/2/2024
	Cummins RSU Award					17(10)	$4,073
	Atmus RSU Award					5,038(4)	$118,343
	Atmus RSU Award					5,036(5)	$118,296
	Atmus RSU Award					12,610(6)	$296,209
	Atmus PSU Award							440(7)	$10,336
	Atmus PSU Award							1,185(8)	$27,836
	Atmus PSU Award							11,751(9)	$276,031

(1)These stock options were granted on April 6, 2020 and vested and became exercisable with respect to all of the underlying shares of Cummins Common Stock on the third anniversary of the grant date, or upon the recipient’s earlier retirement, death, or disability, so long as the recipient is continuously employed by Atmus or a subsidiary until such a date or event.
(2)These stock options were granted on April 4, 2019 and vested and became exercisable with respect to all of the underlying shares of Cummins Common Stock on the third anniversary of the grant date, or upon the recipient’s earlier retirement, death, or disability, so long as the recipient is continuously employed by Atmus or a subsidiary until such a date or event.
(3)These stock options were granted on April 3, 2018 and vested and became exercisable with respect to all of the underlying shares of Cummins Common Stock on the third anniversary of the grant date.
(4)These RSUs were granted on June 16, 2023 under the Atmus Omnibus Plan relating to Atmus Common Stock, representing a portion of the remaining value of the Cummins long-term incentives for the 2021 – 23 and 2022 – 24 performance cycles held by the NEO under the Cummins Omnibus Plan at the time of the IPO. The RSUs will vest on the same schedule as the Cummins long-term incentive awards to which they relate.
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(5)These RSUs were granted on June 30, 2023 (except for Renee Swan, whose RSUs were granted on her hire date of August 14, 2023) under the Atmus Omnibus Plan as part of Atmus’ 2023 annual long-term incentive compensation program and vest on March 15, 2026. Each RSU that vests will be settled with one share of Atmus Common Stock.
(6)These RSUs were granted on August 14, 2023 under the Atmus Omnibus Plan as off-cycle grants and vest in two equal installments on May 30, 2026 and May 30, 2027. Each RSU that vests will be settled with one share of Atmus Common Stock.
(7)These PSUs were granted on June 16, 2023 for the 2021 – 2023 stub cycle period representing the remaining value of performance awards granted under the Cummins Omnibus Plan for the performance period 2021 – 2023. The number of PSUs is represented at target. The PSUs earned will be settled in shares in March 2024.
(8)These PSUs were granted on June 16, 2023 for the 2022 – 2024 stub cycle period representing the remaining value of performance awards granted under the Cummins Omnibus Plan for the performance period 2022 – 2024. The number of PSUs is represented at target. The PSUs earned will be settled in shares in March 2025.
(9)These PSUs were granted on June 30, 2023 (except for Renee Swan, whose PSUs were granted on her hire date of August 14, 2023) for the 2023 – 2025 performance period. The number of PSUs is represented at target. The performance shares will be awarded in March 2026.
(10)These RSUs were granted on October 3, 2022 as part of a Cummins broad-based retention grant for employees in select job grades (excluding Cummins officers) and will ratably vest on the first, second, and third anniversary of grant. Any unvested units as of the time of the split-off will convert into Atmus and RSUs and vest on the original schedule.
(11)These RSUs were granted on August 14, 2023 under the Atmus Omnibus Plan as an off cycle grant as part of employment offer to make up for forfeited equity from resignation from the prior employer and vest in three equal installments on the first, second and third anniversary of date of grant. Each RSU that vests will be settled with one share of Atmus Common Stock.
(12)These stock options were granted on April 3, 2017 and vested and became exercisable with respect to all of the underlying shares of Cummins Common Stock on the third anniversary of the grant date.
(13)These stock options were granted on April 4, 2016 and vested and became exercisable with respect to all of the underlying shares of Cummins Common Stock on the third anniversary of the grant date.
(14)These stock options were granted on April 2, 2015 and vested and became exercisable with respect to all of the underlying shares of Cummins Common Stock on the third anniversary of the grant date.
(15)These stock options were granted on February 10, 2014 and were fully vested upon grant.
(16)These stock options were granted on April 2, 2014 and vested and became exercisable with respect to all of the underlying shares of Cummins Common Stock on the third anniversary of the grant date.
Option Exercises and Stock Vested During 2023

Name	Number of Shares Aquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Stephanie J. Disher	—	—	144(3)	35,886(4)
Jack Kienzler	—	—	99(3)	24,672(4)
			8(5)	1,791(6)
Renee Swan	—	—	—	—
Toni Y. Hickey	—	—	99(3)	24,672(4)
			8(5)	1,791(6)
Charles Masters	—	—	144(3)	35,886(4)
			8(5)	1,791(6)

(1)Represents the gross number of shares acquired upon exercise of vested Cummins options without taking into account any shares that may be withheld to cover option exercise price or applicable tax obligations.
(2)Represents the value of exercised Cummins options calculated by multiplying (i) the number of shares of Cummins Common Stock to which the exercise of the option related, by (ii) the difference between the per share unadjusted closing price of Cummins Common Stock on the NYSE on the date of exercise and the exercise price of the options.
(3)Target awards of Cummins performance shares were granted in April 2020 to be earned in a multiple ranging from zero to two times the target award, based on Cummins’ performance during 2020 – 2022. These performance shares were earned and became vested on March 1, 2023. The number of shares disclosed represents the gross number of shares acquired upon vesting without taking into account any shares that may be withheld to cover applicable tax obligations.
(4)The value realized on vesting for the Cummins performance shares was calculated using the unadjusted closing price of Cummins Common Stock on March 1, 2023 ($249.21).
(5)Represents the gross number of Cummins shares acquired upon partial vesting of Cummins RSUs granted on October 3, 2022 without taking into account any shares that may be withheld to cover applicable tax obligations.
(6)The value realized on vesting for the Cummins restricted share units was calculated using the unadjusted closing price of Cummins Common Stock on October 3, 2023 ($223.90).
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Pension Benefits for 2023

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Stephanie J. Disher	Cummins Pension Plan (Qualified)	10	$32,481	$—
	Excess Benefit Retirement Plan (Non-qualified)	10	$38,213	$—
	Supplemental Life Insurance and Deferred Income Plan (Non-qualified)	10	$646,302	$—
Jack Kienzler	Cummins Pension Plan (Qualified)	10	$107,396	$—
	Excess Benefit Retirement Plan (Non-qualified)	10	$18,952	$—
	Supplemental Life Insurance and Deferred Income Plan (Non-qualified)	10	$—	$—
Renee Swan	Cummins Pension Plan (Qualified)	0	$—	$—
	Excess Benefit Retirement Plan (Non-qualified)	0	$—	$—
	Supplemental Life Insurance and Deferred Income Plan (Non-qualified)	0	$—	$—
Toni Y. Hickey	Cummins Pension Plan (Qualified)	11	$179,047	$—
	Excess Benefit Retirement Plan (Non-qualified)	11	$63,472	$—
	Supplemental Life Insurance and Deferred Income Plan (Non-qualified)	11	$—	$—
Charles Masters	Cummins Pension Plan (Qualified)	20	$280,479	$—
	Excess Benefit Retirement Plan (Non-qualified)	20	$25,671	$—
	Supplemental Life Insurance and Deferred Income Plan (Non-qualified)	20	$—	$—
2023 Nonqualified Deferred Compensation
None of Atmus’ NEOs have participated in any non-qualified deferred compensation plans prior to December 31, 2023.
Potential Payments Upon Termination or Change of Control as of 2023 Year-End
The following section provides information relating to payments and other benefits to which Atmus’ NEOs may become entitled upon a qualifying termination of employment or change of control of Atmus.
Potential Payments Upon Termination of Employment Not in Connection With a Change of Control
The following narrative and tables summarize arrangements under which payments may be made to Atmus’ NEOs in the event of a termination of employment other than in connection with a change of control.
Severance Policy
As previously disclosed, the Compensation Committee adopted a severance policy that was implemented following the completion of the IPO. This policy is designed to be consistent with prevailing market practice and good governance guidelines. The policy covers Atmus’ leadership officers, including the NEOs, and provides the following benefits to Atmus’ NEOs upon termination of employment without “cause” other than in connection with a change of control:

For Atmus' Chief Executive Officer	For Other Leadership Officers, Including NEOs other than the CEO
•Severance equal to two years’ salary, paid monthly over two years, plus a pro-rated annual bonus for the year in which termination occurs, calculated at the actual payout factor and paid at the normal time
•Health insurance, outplacement service and financial counseling benefits paid during the salary continuation period

•Severance equal to one year’s salary, paid monthly over one year, plus a pro-rated actual bonus for the year in which termination occurs, calculated at the actual payout factor and paid at the normal time
•Health insurance, outplacement service and financial counseling benefits paid during the salary continuation period

“Cause” is defined for this purpose generally as (1) a material violation of the provisions of certain agreements or an applicable code of ethics or other policy; (2) gross negligence or willful misconduct, or refusal to perform duties and responsibilities; (3) conduct that brings, or is reasonably likely to bring, Atmus or an affiliate negative publicity or cause financial or reputational harm; (4) an act of dishonesty or disloyalty involving Atmus or an affiliate; (5) violation of any law in connection with employment or service; (6) breach of a fiduciary duty; (7) embezzlement, misappropriation or fraud; or (8) conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony or a crime that constitutes a misdemeanor involving moral turpitude.
Long-Term Incentive Awards
As described elsewhere in this prospectus, Atmus has granted to its NEOs awards of PSUs and RSUs that generally require continued employment or service for vesting to occur, subject to limited exceptions. These exceptions are described below.
Retirement
Upon a qualifying retirement, an award holder’s PSUs and RSUs will generally be prorated based on the number of months of active service in the vesting or performance period, and the prorated PSUs will be earned following the end of the performance period using the actual payout factor.
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A qualifying retirement is defined for this purpose generally as (1) retirement at any age with at least 30 years of credited service, (2) retirement at age 55 or older with at least five years of credited service or (3) retirement at age 65 regardless of the number of years of credited service. None of Atmus’ NEOs was eligible for a qualifying retirement as of December 31, 2023.
Death or Disability
Upon the award holder’s death or disability prior to vesting, PSUs and RSUs will generally be prorated based on the number of months of active service in the performance period, and the prorated PSUs will be earned using a payout factor determined by the timing of the death or disability in the performance period:

Death or Disability Occurring During:	Payout Factor
Year 1 of Performance Period	Target
Year 2 of Performance Period	Year 1 PSUs’ payout factor will be based on actual performance results for year 1; the payout factor for the remaining portion of the pro rata PSUs will be target
Year 3 of Performance Period	Actual payout factor for the full performance period
As an exception to the general pro rata treatment, Atmus RSUs granted in replacement of Cummins’ long-term incentive awards in connection with the IPO will vest in full on death or disability. “Disability” is defined for this purpose as eligibility for benefits under Atmus’ long-term disability plan.
Payments and other benefits to each of Atmus’ NEOs under the arrangements described above, assuming that the triggering event occurred on December 31, 2023 and that the value of Atmus’ Common Stock was $23.49, the closing price on the last day of 2023, are estimated in the table below. Only payments or other benefits that would be accelerated or otherwise enhanced as a result of the triggering event are included in the table below. Awards that would be forfeited or not paid upon the triggering event, or that were already fully vested as of December 31, 2023, are either not included in the table below or are shown as having no value in connection with the triggering event. All awards from the 2021-23 stub cycle grants have been excluded from the following tables because they were granted in replacement of awards that related to a performance period that ended on December 31, 2023. None of the NEOs are eligible for retirement as of December 31, 2023 and the Qualifying Retirement column has been omitted in the tables below.
2024 PROXY STATEMENT | 46

Stephanie J. Disher	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Death	Disability
Severance	$—	$1,600,000	$—	$—	$—
Annual Bonus	—	$800,000	—	—	—
Health Insurance Continuation	—	$30,576	—	—	—
Outplacement	—	$10,620	—	—	—
Financial Counseling	—	$30,000	—	—	—
Accelerated or Continued Vesting of Long-Term Incentive Awards:(1)	—	—	—	—	—
PSUs for 2022 - 2024 Stub Cycle(2)	—	—	—	$90,687	$90,687
PSUs for 2023 - 2023 Cycle(3)	—	—	—	$736,059	$736,059
Performance Cash for 2022 - 2024 Stub Cycle	—	—	—	$64,015	$64,015
RSU Launch Grants	—	—	—	$2,962,159	$2,962,159
RSUs for 2023 - 2025 Cycle	—	—	—	$315,455	$315,455
RSUs in Replacement of Outstanding Cummins 2022 - 2024 Cycle Performance Shares	—	—	—	$237,507	$237,507
Aggregate Payment and Benefits	$—	$2,471,196	$—	$4,405,882	$4,405,882

(1)Since the entire 2021 – 2023 award cycle was completed as of the assumed December 31, 2023 date of the termination, all active participants would have been entitled to the payment at the normal time in March 2024. Since there would be no special acceleration, no amounts for these PSUs are shown on the tables.
(2)Since the termination event is assumed to occur on December 31, 2023, which was the end of the second year of the 2022 – 2024 award cycle, for purposes of this table, two-thirds of the target awards for the 2022 – 2024 award cycle, assuming a payout factor of 1.0, is shown as payable under a qualifying retirement, death, and disability. In the event of an actual termination, the actual payout factor would be applied for all periods on a qualifying retirement and for completed years on death and disability.
(3)Since the termination event is assumed to occur on December 31, 2023, which was the end of the first year of the 2023 – 2025 award cycle, for purposes of this table, one-third of the target awards for the 2023 – 2025 award cycle, assuming a payout factor of 1.0, is shown as payable under a qualifying retirement, death, and disability. In the event of an actual termination, the actual payout factor would be applied for all periods on a qualifying retirement and for completed years on death and disability.
2024 PROXY STATEMENT | 47

Jack Kienzler	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Death	Disability
Severance	$—	$480,000	$—	$—	$—
Annual Bonus	—	$288,000	—	—	—
Health Insurance Continuation	—	$15,288	—	—	—
Outplacement	—	$5,310	—	—	—
Financial Counseling	—	$15,000	—	—	—
Accelerated or Continued Vesting of Long-Term Incentive Awards:(1)	—	—	—	—	—
PSUs for 2022 - 2024 Stub Cycle(2)	—	—	—	$12,653	$12,653
PSUs for 2023 - 2023 Cycle(3)	—	—	—	$178,759	$178,759
Performance Cash for 2022 - 2024 Stub Cycle	—	—	—	$9,145	$9,145
RSU 2022 Cares Awards	—	—	—	$4,073	$4,073
RSU Launch Grants	—	—	—	$592,441	$592,441
RSUs for 2023 - 2025 Cycle	—	—	—	$76,609	$76,609
RSUs in Replacement of Outstanding Cummins 2022 - 2024 Cycle Performance Shares	—	—	—	$33,426	$33,426
Aggregate Payment and Benefits	$—	$803,598	$—	$907,106	$907,106

(1)Since the entire 2021 – 2023 award cycle was completed as of the assumed December 31, 2023 date of the termination, all active participants would have been entitled to the payment at the normal time in March 2024. Since there would be no special acceleration, no amounts for these PSUs are shown on the tables.
(2)Since the termination event is assumed to occur on December 31, 2023, which was the end of the second year of the 2022 – 2024 award cycle, for purposes of this table, two-thirds of the target awards for the 2022 – 2024 award cycle, assuming a payout factor of 1.0, is shown as payable under a qualifying retirement, death, and disability. In the event of an actual termination, the actual payout factor would be applied for all periods on a qualifying retirement and for completed years on death and disability.
(3)Since the termination event is assumed to occur on December 31, 2023, which was the end of the first year of the 2023 – 2025 award cycle, for purposes of this table, one-third of the target awards for the 2023 – 2025 award cycle, assuming a payout factor of 1.0, is shown as payable under a qualifying retirement, death, and disability. In the event of an actual termination, the actual payout factor would be applied for all periods on a qualifying retirement and for completed years on death and disability.
2024 PROXY STATEMENT | 48

Renee Swan	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Death	Disability
Severance	$—	$400,000	$—	$—	$—
Annual Bonus	—	$200,000	—	—	—
Health Insurance Continuation	—	$15,288	—	—	—
Outplacement	—	$5,310	—	—	—
Financial Counseling	—	$15,000	—	—	—
Accelerated or Continued Vesting of Long-Term Incentive Awards:(1)	—	—	—	—	—
PSUs for 2022 - 2024 Stub Cycle(2)	—	—	—	—	—
PSUs for 2023 - 2023 Cycle(3)	—	—	—	$80,633	$80,633
Performance Cash for 2022 - 2024 Stub Cycle	—	—	—	—	$175,992
RSU 2023 Sign-On Grant	—	—	—	$175,992
RSU Launch Grants	—	—	—	$296,209	$296,209
RSUs for 2023 - 2025 Cycle	—	—	—	$14,401	$14,401
RSUs in Replacement of Outstanding Cummins 2022 - 2024 Cycle Performance Shares	—	—	—	—	—
Aggregate Payment and Benefits	$—	$635,598	$—	$567,235	$567,235

(1)Since the entire 2021 – 2023 award cycle was completed as of the assumed December 31, 2023 date of the termination, all active participants would have been entitled to the payment at the normal time in March 2024. Since there would be no special acceleration, no amounts for these PSUs are shown on the tables.
(2)Since the termination event is assumed to occur on December 31, 2023, which was the end of the second year of the 2022 – 2024 award cycle, for purposes of this table, two-thirds of the target awards for the 2022 – 2024 award cycle, assuming a payout factor of 1.0, is shown as payable under a qualifying retirement, death, and disability. In the event of an actual termination, the actual payout factor would be applied for all periods on a qualifying retirement and for completed years on death and disability.
(3)Since the termination event is assumed to occur on December 31, 2023, which was the end of the first year of the 2023 – 2025 award cycle, for purposes of this table, one-third of the target awards for the 2023 – 2025 award cycle, assuming a payout factor of 1.0, is shown as payable under a qualifying retirement, death, and disability. In the event of an actual termination, the actual payout factor would be applied for all periods on a qualifying retirement and for completed years on death and disability.
2024 PROXY STATEMENT | 49

Toni Y. Hickey	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Death	Disability
Severance	$—	$416,000	$—	$—	$—
Annual Bonus	—	$208,000	—	—	—
Health Insurance Continuation	—	$15,288	—	—	—
Outplacement	—	$5,310	—	—	—
Financial Counseling	—	$15,000	—	—	—
Accelerated or Continued Vesting of Long-Term Incentive Awards:(1)	—	—	—	—	—
PSUs for 2022 - 2024 Stub Cycle(2)	—	—	—	$12,653	$12,653
PSUs for 2023 - 2023 Cycle(3)	—	—	—	$92,010	$92,010
Performance Cash for 2022 - 2024 Stub Cycle	—	—	—	$9,145	$9,145
RSU 2022 Cares Award	—	—	—	$4,073	$4,073
RSU Launch Grants	—	—	—	$296,209	$296,209
RSUs for 2023 - 2025 Cycle	—	—	—	$39,432	$39,432
RSUs in Replacement of Outstanding Cummins 2022 - 2024 Cycle Performance Shares	—	—	—	$33,426	$33,426
Aggregate Payment and Benefits	$—	$659,598	$—	$486,948	$486,948

(1)Since the entire 2021 – 2023 award cycle was completed as of the assumed December 31, 2023 date of the termination, all active participants would have been entitled to the payment at the normal time in March 2024. Since there would be no special acceleration, no amounts for these PSUs are shown on the tables.
(2)Since the termination event is assumed to occur on December 31, 2023, which was the end of the second year of the 2022 – 2024 award cycle, for purposes of this table, two-thirds of the target awards for the 2022 – 2024 award cycle, assuming a payout factor of 1.0, is shown as payable under a qualifying retirement, death, and disability. In the event of an actual termination, the actual payout factor would be applied for all periods on a qualifying retirement and for completed years on death and disability.
(3)Since the termination event is assumed to occur on December 31, 2023, which was the end of the first year of the 2023 – 2025 award cycle, for purposes of this table, one-third of the target awards for the 2023 – 2025 award cycle, assuming a payout factor of 1.0, is shown as payable under a qualifying retirement, death, and disability. In the event of an actual termination, the actual payout factor would be applied for all periods on a qualifying retirement and for completed years on death and disability.
2024 PROXY STATEMENT | 50

Charles Masters	Voluntary Termination	Involuntary Not-for-Cause Termination	Termination for Cause	Death	Disability
Severance	$—	$417,000	$—	$—	$—
Annual Bonus	—	$208,500	—	—	—
Health Insurance Continuation	—	$15,288	—	—	—
Outplacement	—	$5,310	—	—	—
Financial Counseling	—	$15,000	—	—	—
Accelerated or Continued Vesting of Long-Term Incentive Awards:(1)	—	—	—	—	—
PSUs for 2022 - 2024 Stub Cycle(2)	—	—	—	$18,557	$18,557
PSUs for 2023 - 2023 Cycle(3)	—	—	—	$92,010	$92,010
Performance Cash for 2022 - 2024 Stub Cycle	—	—	—	$12,803	$12,803
RSU 2022 Cares Award	—	—	—	$4,073	$4,073
RSU Launch Grants	—	—	—	$296,209	$296,209
RSUs for 2023 - 2025 Cycle	—	—	—	$39,432	$39,432
RSUs in Replacement of Outstanding Cummins 2022 - 2024 Cycle Performance Shares	—	—	—	$48,248	$48,248
Aggregate Payment and Benefits	$—	$661,098	$—	$511,332	$511,332

(1)Since the entire 2021 – 2023 award cycle was completed as of the assumed December 31, 2023 date of the termination, all active participants would have been entitled to the payment at the normal time in March 2024. Since there would be no special acceleration, no amounts for these PSUs are shown on the tables.
(2)Since the termination event is assumed to occur on December 31, 2023, which was the end of the second year of the 2022 – 2024 award cycle, for purposes of this table, two-thirds of the target awards for the 2022 – 2024 award cycle, assuming a payout factor of 1.0, is shown as payable under a qualifying retirement, death, and disability. In the event of an actual termination, the actual payout factor would be applied for all periods on a qualifying retirement and for completed years on death and disability.
(3)Since the termination event is assumed to occur on December 31, 2023, which was the end of the first year of the 2023 – 2025 award cycle, for purposes of this table, one-third of the target awards for the 2023 – 2025 award cycle, assuming a payout factor of 1.0, is shown as payable under a qualifying retirement, death, and disability. In the event of an actual termination, the actual payout factor would be applied for all periods on a qualifying retirement and for completed years on death and disability.
2024 PROXY STATEMENT | 51

Potential Payments Upon Change of Control or a Termination of Employment in Connection With a Change of Control
The following narrative and tables summarize the arrangements under which payments may be made to Atmus’ NEOs in the event of a termination of employment in connection with a change of control.
Change of Control Severance Policy
As previously disclosed, Atmus has adopted a change of control severance policy following the IPO that is designed to be consistent with prevailing market practice and good governance guidelines.
Atmus’ change of control severance policy covers Atmus leadership officers, including Atmus’ NEOs, and provides for the following benefits upon termination of employment without “cause” or for “good reason” within the 60 days preceding, or the two years following, the change of control.

For Atmus' Chief Executive Officer	For Atmus' NEOs Other Than the CEO
•Severance equal to three times the sum of annual salary plus the annual target bonus •Health insurance, outplacement service and financial counseling benefits	•Severance equal to two times the sum of annual salary plus the annual target bonus •Health insurance, outplacement service and financial counseling benefits
“Cause” is defined for this purpose generally as (1) willful and continued failure to perform substantially the executive’s duties (other than any such failure resulting from incapacity due to physical or mental illness), or (2) conviction of a felony.
“Good reason” is defined for this purpose generally as (1) the assignment of duties inconsistent with the executive’s position, authority, duties or responsibilities, or any other action by Atmus that results in a diminution in such position, authority, duties or responsibilities, excluding certain actions that are remedied promptly after receipt of notice, (2) a required relocation of the principal place of work to a location that would substantially increase the commute or requirement to travel to a substantially greater extent than prior to the change of control, (3) a reduction in salary or participation level or opportunity in any bonus or other incentive compensation plan or program, or (4) Atmus’ material breach of any provision of the change of control severance policy.
“Change of control” is defined for this purpose generally as (1) the consummation of (a) certain mergers or similar forms of corporate transactions, or (b) certain dispositions of all or substantially all of Atmus’ assets, unless there is more than 50% continuity in ownership following the transaction, (2) approval by Atmus’ shareholders of any plan or proposal for the complete liquidation or dissolution of Atmus, (3) certain persons becoming the beneficial owners of 25% or more of the combined voting power of Atmus’ outstanding securities, (4) certain changes in the majority of Atmus’ incumbent directors during a period of two years (excluding any changes that are not approved by a majority of the incumbent directors) or (5) any other event that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act.
Long-Term Incentive Awards
As described elsewhere in this registration statement, Atmus has granted to its NEOs awards of PSUs and RSUs. Upon a change of control, these awards would be treated in accordance with the governing plan documents and grant agreements. Under the current plan document, if the awards would not be continued, assumed or replaced with the same type of award with similar terms and conditions, then all outstanding awards would be cancelled in exchange for a cash payment equal to the value of the vested and unvested awards (at the target level of achievement, for performance awards) at the time of the change of control. If the awards are continued, assumed or replaced, then the awards would vest in full (at the target level of achievement, for performance awards) only if the award holder is terminated without “cause” or for “good reason” within the 24 months following the change of control.
The purposes of these benefits are to encourage Atmus’ key executives to concentrate on taking actions that are in the best interests of Atmus’ shareholders without regard to whether such actions may ultimately have an adverse impact on their job security, and to enable key executives to provide objective advice on any potential change of control without undue concern for their personal financial situations.
Atmus does not provide tax gross-ups for excise taxes imposed because of the “golden parachute” excise tax provisions of Code Sections 280G and 4999. Atmus instead provides that, if excise taxes are imposed because of the golden parachute excise tax provisions of Code Sections 280G and 4999, change of control compensation will either be cut back to below the level that would trigger the imposition of the excise taxes, or paid in full and be subject to the excise taxes, whichever results in the better after-tax outcome to the affected person.
Payments and other benefits to each of Atmus’ NEOs under these arrangements, assuming that the triggering events occurred on December 31, 2023 and that the value of Atmus’ common stock was $23.49, the closing price on the last trading day of 2023, are estimated in the table below. Only payments or other benefits that would be accelerated or otherwise enhanced as a result of the triggering event are included. Awards that would be forfeited or not paid upon the triggering event, or that were already fully vested as of December 31, 2023, are either not included in the table below or are shown as having no value in connection with the triggering event. Amounts actually received, should any of the triggering events occur, may vary.
2024 PROXY STATEMENT | 52

The following table sets forth the payments that would have been paid to Atmus’ NEOs in the event their employment was terminated on December 31, 2023, in connection with a change of control:

Payments	Stephanie J. Disher	Jack Kienzler	Renee Swan	Toni Y. Hickey	Charles Masters
Severance	$4,800,000	$1,536,000	$1,200,000	$1,248,000	$1,251,000
Unvested Stock Option Spread	$—	$—	$—	$—	$—
Unvested Restricted Stock	$4,146,032	$859,766	$1,091,064	$452,004	$466,826
Unvested Performance Cash Plan	$64,015	$9,145	$—	$9,145	$12,803
Unvested Performance Share Plan	$2,344,208	$555,257	$241,900	$295,011	$303,867
Retirement Benefit Payment	$1,223,656	$—	$—	$—	$—
Health Insurance	$45,864	$30,576	$30,576	$30,576	$30,576
Outplacement Service	$15,930	$10,620	$10,620	$10,620	$10,620
Financial Counseling Benefit	$45,000	$30,000	$30,000	$30,000	$30,000
Reduction due to Best Net of Taxes Provision	$—	$—	$—	$(248,931)	$—
Aggregate Payments	$12,684,705	$3,031,364	$2,604,160	$1,826,424	$2,105,691
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations of the Exchange Act implementing Section 953(b), the ratio of the compensation of Atmus’ CEO compared to the compensation of Atmus’ median employee in 2023 is set forth below.
Ms. Disher’s compensation (as reported in the Summary Compensation Table) for 2023 was 206 times the similarly calculated compensation of Atmus’ median employee. The compensation amounts used to calculate the ratio are as follows:

2023 Annual Total Compensation
S. Disher	$8,783,500
Median Employee	$42,729
To identify Atmus’ median employee, Atmus began by reviewing the 2023 annual base salary and hourly wages plus target variable compensation (target total cash compensation) of all Atmus employees globally, including all full-time and part-time employees who were on Atmus’ payroll as of December 31, 2023. Approximately 36% of the headcount is located in the U.S. Atmus used the annual base salaries or hourly wages including those of permanent employees who had been employed by Atmus for less than the full year. Atmus converted the annual target total cash compensation of all employees to United States dollars to aid in the identification of the median employee. Atmus selected the median employee from among a group of employees with the same target total cash compensation. For 2023, the CEO pay ratio includes the value of the CEO’s one-time launch grant with a grant date fair value of $2,968,465 and the converted long-term incentive awards from the 2021 – 23 and 2022 – 24 cycles with a grant date fair value of $713,390. Excluding the grant date fair values of the one-time launch grant and the converted long-term incentives awards from the 2021 – 23 and 2022 – 24 cycles would reduce the 2023 CEO pay to $5,101,646 and reduce the CEO pay ratio to 119 times the median employee.
While Atmus designs its compensation programs to reflect the local market practices in each country in which it operates, Atmus strives to reference, on average, market median pay for all employees globally, having taken into consideration the 25th and 75th percentiles as well.
DIRECTOR COMPENSATION FOR 2023
Directors who are employed by Atmus or Cummins (or any of their respective affiliates) are not eligible to receive compensation for their service on Atmus’ board of directors.
Following the IPO during 2023, Atmus’ regular compensation arrangements for the independent members of Atmus’ board of directors consisted of the following:
•An annual retainer fee of $90,000 in cash, paid quarterly in arrears; and
•An annual equity award of RSUs having a target value equal to $120,000, granted annually with a one- year vesting period. The target value of this annual equity award of RSUs will increase to $140,000 effective in May 2024.
For 2023, the chair of Atmus’ board of directors also received an additional annual retainer of $100,000 in cash, the chair of Atmus’ audit committee and the chair of the Atmus talent management and compensation committee received an additional annual retainer of $15,000 in cash and the chair of Atmus’ governance and nominating committee also received an additional annual retainer of $10,000 in cash. The annual retainer for the chair of Atmus’ audit committee will increase to $20,000 effective in May 2024. For 2023, Atmus compensated its directors under an interim compensation program during the prior-IPO period through May 2023, and under a 2023 post-IPO transition period commencing in June 2023. Atmus expects the transition period to continue until May 2024. Under the post-IPO interim compensation program, Atmus pays the at-large retainer in monthly installments rather than on a quarterly basis, in the case of the cash retainer and equity retainer, and the Chair Fees on an annual basis. Atmus expects its regular annual compensation cycle to begin in May 2024 with Atmus’ annual shareholder’s meeting. In 2023, Atmus launched a deferred compensation plan for the board of directors, under which Directors could elect to defer up to 100% of cash fees and up to 100% of stock compensation effective January 1, 2024.
2024 PROXY STATEMENT | 53

The following table provides information about the compensation of Atmus’ non-employee directors for 2023:

Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(1)	Total
Stephen E. Macadam	$200,000	$208,127	$408,127
R. Edwin Bennett	$90,000	$183,164	$273,164
Gretchen Haggerty	$105,000	$208,127	$313,127
Jane Leipold	$105,000	$208,127	$313,127
(1) Fees Earned or Paid in Cash in 2023 were as follows:

Director	Board Retainer	Board Chair Director Fee	Committee Chaired	Committee Chair Fees	Total
Stephen E. Macadam	$90,000	$100,000	Governance & Nominating Committee	$10,000	$200,000
R. Edwin Bennett	$90,000	$—	—	$—	$90,000
Gretchen R. Haggerty	$90,000	$—	Audit Committee	$15,000	$105,000
Jane A. Leipold	$90,000	$—	TMCC Committee	$15,000	$105,000
(2)The Stock Awards column represents the aggregate grant date fair value of RSUs granted to the directors for their service in 2023, computed in accordance with ASC Topic 718. The grant date fair value differs from the $10,000 per month target value of the awards because the number of RSUs granted was determined using a 20-day average of the closing price of Atmus Common Stock. Stock awards include the value of Cummins RSUs that were granted monthly prior to IPO from July 2022 through May 2023, which were subsequently converted to Atmus RSUs on June 2, 2024 after completion of IPO and vest according to the original schedule. Stock awards, as summarized in the table below, include the value of Cummins RSUs that were granted monthly prior to IPO from July 2022 through May 2023 (except commencing September 2022 for R. Edwin Bennett), which were subsequently converted to Atmus RSUs on June 2, 2023 after completion of IPO and vest according to the original schedule.
2024 PROXY STATEMENT | 54

Director	RSUs grant on August 14, 2023	Fair Value grant on date	Conversion of CMI RSUs received from July 2022 through May 2023 to Atmus RSUs on June 2, 2023	Fair Value grant on date
Stephen E. Macadam	4,624	$108,849	4,844	$99,278
R. Edwin Bennett	4,624	$108,849	3,626	$74,315
Gretchen R. Haggerty	4,624	$108,849	4,844	$99,278
Jane A. Leipold	4,624	$108,849	4,844	$99,278
PAY VERSUS PERFORMANCE DISCLOSURE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of the SEC’s Regulation S-K, we are providing the following information about the relationship between “Compensation Actually Paid,” referred to as “CAP,” to our CEO (or principal executive officer ("PEO")) and our other NEOs as compared to Atmus’ total shareholder return (“TSR”), the TSR of our selected peer group, our GAAP net income, and our company-selected performance measure, Adjusted EBITDA. For further information concerning Atmus’ performance-based approach to executive compensation and how Atmus aligns executive compensation with Atmus’ performance, refer to the Compensation Discussion and Analysis of this Proxy Statement.
2023 Pay vs. Performance Table

Year	Summary Compensation Table Total for PEO (1)(2)	Compensation Actually Paid to PEO (1)(2)(3)	Average Summary Compensation Table Total for Non-PEO NEOs (2)(4)	Average Compensation Actually Paid to Non-PEO NEOs (2)(3)(4)	Value of Initial Fixed $100 Investment Based On:		Net Income ($MM) (6)	Adjusted EBITDA ($MM) (7)
					Atmus TSR (5)	Peer Group TSR (5)
2023	$8,783,500	$10,716,380	$1,866,873	$2,157,381	$108.50	$124.51	$171.3	$302.3
(1)PEO reflects compensation for Atmus’ current CEO, Stephanie J. Disher.
(2)In addition to 2023 annual LTI grants, the value of equity awards includes 2023 launch grants, converted awards for the 2021-2023 Cummins stub cycle, converted awards for the 2022-2024 Cummins stub cycle, and off-cycle sign-on equity for our Chief People Officer, Renee Swan, in the Non-PEO NEO columns; for a breakdown of these equity award values in the Summary Compensation Table column, see the Grant of Plan Based Awards Table, and for a breakdown of these equity awards in the CAP column, see the CAP Equity Award Breakdown Table below
(3)Compensation Actually Paid (“CAP”) reflects the SEC’s required methodology, with adjustments for calculating CAP from Summary Compensation Table values provided in the tables below.
(4)NEOs used for the average non-PEO NEO calculations for 2023 were: Jack Kienzler, Renee Swan, Toni Y. Hickey, and Charles Masters.
(5)Cumulative TSR is measured from a beginning date of May 27, 2023 (i.e., May 26, 2023 stock price is the base date for calculation) through December 31, 2023; and peer group TSR reflects values over the same measurement period for the S&P 500 Industrial Index.
(6)Net Income reflects GAAP net income, as disclosed in our financial statements.
(7)Adjusted EBITDA is defined as EBITDA after adding back certain one-time expenses, reflected in cost of sales and selling, general and administrative expenses, including costs associated with becoming a standalone public company; for a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measures, please see page 56 in our Annual Report on Form 10-K for the year ended December 31, 2023.
2023 Adjustments to Calculate Compensation Actually Paid
PEO:

Year	SCT Total Compensation	Deduct SCT Change in Pension Value	Add Actuarial Pension Service Cost	Deduct Grant Date Fair Value of Stock and Option Awards	Add Year-End Fair Value of Equity Awards Granted in Year	Add Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Add Fair Value of Equity Awards Granted and Vested in the Year	Add Change in Fair Value of Vested Equity Awards Granted in Prior Years	Deduct Fair Value of Equity Awards that Failed to Meet Vesting Conditions in Year	Add Value of Dividends or other Earnings Paid on Equity Awards	Total Equity Adjustments	Total CAP
2023	$8,783,500	($325,586)	$124,271	($6,542,409)	$8,617,184	$0	$59,420	$0	$0	$0	$8,676,605	$10,716,380
Average Non-PEO NEOs:

Year	SCT Total Compensation	Deduct SCT Change in Pension Value	Add Actuarial Pension Service Cost	Deduct Grant Date Fair Value of Stock and Option Awards	Add Year-End Fair Value of Equity Awards Granted in Year	Add Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Add Fair Value of Equity Awards Granted and Vested in the Year	Add Change in Fair Value of Vested Equity Awards Granted in Prior Years	Deduct Fair Value of Equity Awards that Failed to Meet Vesting Conditions in Year	Add Value of Dividends or other Earnings Paid on Equity Awards	Total Equity Adjustments	Total CAP
2023	$1,866,873	($39,562)	$16,460	($1,082,077)	$1,385,539	$0	$10,148	$0	$0	$0	$1,395,686	$2,157,381
2024 PROXY STATEMENT | 55

CAP Equity Award Breakdown Table

Name of Officer	2023 LTI	2023 Launch Grant	Converted Award (2021-23 Stub Cycle)	Converted Award (2022-24 Stub Cycle)	Off-Cycle Sign-on Equity	Total Equity Adjustments
Stephanie J. Disher	$4,921,085	$2,962,159	$310,998	$482,362	$0	$8,676,604
Jack Kienzler	$1,195,124	$592,441	$62,906	$67,590	$0	$1,918,061
Renee Swan	$539,105	$296,209	$0	$0	$691,170	$1,526,484
Toni Y. Hickey	$615,151	$296,209	$62,906	$67,590	$0	$1,041,856
Charles Masters	$615,151	$296,209	$86,631	$98,353	$0	$1,096,344
Non-PEO NEO Average						$1,395,686

Relationship Between Compensation Actually Paid (CAP) and Performance Measures
Atmus has only one year of CAP as a standalone publicly-traded company and, as of December 31, 2023, an approximately 7-month trading history. This limits our narrative description regarding the relationships of CAP to various performance measures. We expect to further expand our narrative descriptions regarding CAP and performance measures in future years.
The Pay versus Performance table above illustrates the following:

▪In the approximately 7-month trading history of Atmus as a public company through December 31, 2023, Atmus achieved TSR of 8.5% and the peer group achieved TSR of 24.1% over the same period.
▪2023 CAP for both our PEO and our non-PEO NEOs is higher than Summary Compensation Table total compensation because our stock price increased 8.5%, and a significant proportion of PEO and non-PEO NEO pay is in the form of stock-based compensation.
▪Atmus’ 2023 net income increased to $171.3 million from $170.4 million in 2022. Because we have only one year of CAP, we do not yet have a year-over-year comparison of CAP versus changes in net income.
▪Atmus’ 2023 Adjusted EBITDA increased to $302.3 million from $243.3 million in 2022. Because we have only one year of CAP, we do not yet have a year-over-year comparison of CAP versus changes in Adjusted EBITDA. Adjusted EBITDA is the sole measure in our 2023 annual bonus and the 2021-2023 post-IPO stub cycle PSU award. The positive increase in Adjusted EBITDA contributed to a positive increase in CAP to our PEO and our non-PEO NEOs. Adjusted EBITDA is also a measure, along with ROIC, in the 2023-2025 PSU award and the sole measure in the 2022-2024 post-IPO stub cycle PSU award, and will have an effect on future CAP.

Tabular List of Performance Measures
The table below lists our most important performance measures used to link CAP for our NEOs to Atmus performance over the fiscal year ending December 31, 2023. These measures are used to determine payouts for our annual bonus and for our long-term incentive PSUs. We list only two financial performance measures in the table below because, during 2023, we used only two such measures to link CAP for our NEOs to Atmus performance. For more information on our incentive plan measures and goals, refer to the Compensation Discussion and Analysis section of this this Proxy Statement. The performance measures included in this table are not ranked by relative importance.

Most Important Metrics

Adjusted EBITDA
ROIC
2024 PROXY STATEMENT | 56

COMPENSATION COMMITTEE REPORT
The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with management. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement for incorporation by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. The Compensation Committee acts under a charter adopted by the Board of the Directors that is reviewed annually. The charter is available on our website located at www.atmus.com.
By the Members of the Compensation Committee:
Jane A. Leipold (Chair)
Stephen E. Macadam
Stuart A. Taylor II
2024 PROXY STATEMENT | 57

PROPOSAL 2 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
The Board of Directors recommends that you vote FOR the advisory vote to approve the compensation of the Named Executive Officers
As required by Section 14A of the Exchange Act, the Board of Directors is soliciting an advisory (non-binding) stockholder vote, commonly referred to as “Say-on-Pay”, to approve the compensation of the named executive officers (NEOs) whose compensation is disclosed in this Proxy Statement.
The Board of Directors strongly endorses our executive compensation program and recommends that the stockholders vote in favor of the following Resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables and narratives contained in this Proxy Statement.”
Stockholders are encouraged to review the Compensation Discussion and Analysis section above as well as the accompanying tables and narrative disclosure referred to in the proposed resolution, which provide details about our executive compensation program as well as specific information about the compensation of our named executive officers.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers as described in this Proxy Statement. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of our stockholders, and to the extent there is a significant vote against the above resolution the Compensation Committee will consider the stockholders’ concerns and will evaluate any actions that it believes may be necessary to address those concerns.
2024 PROXY STATEMENT | 58

PROPOSAL 3 – ADVISORY VOTE ON FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Board of Directors recommends that you vote every ONE YEAR as the frequency of future advisory votes on executive compensation
Section 14A of the Exchange Act requires us to hold a separate, non-binding stockholder vote at least every six years to advise on the frequency of holding a stockholder advisory vote on the compensation of our named executive officers. We are providing stockholders the option of selecting a frequency of every one, two or three years. Stockholders have the option to vote for any one of the three options, or to abstain on the matter. We intend to hold the next non-binding advisory vote on the frequency of holding a stockholder advisory vote on the compensation of our named executive officers at our 2030 annual meeting of stockholders.
Our Board of Directors recommends that stockholders approve holding a say on pay vote every year (an annual vote) because we continue to believe that an annual vote will promote best governance practices and facilitate our Talent Management and Compensation Committee’s and our senior management’s consideration of the views of our stockholders in structuring our compensation programs for our named executive officers. We believe that an annual vote will provide our Talent Management and Compensation Committee and our senior management with more direct input on, and reactions to, our current compensation practices, and better allow our Talent Management and Compensation Committee and our senior management to measure how they have responded to the prior year’s vote.
For the reasons discussed above, our Board recommends that stockholders vote in favor of holding an advisory say on pay vote on executive compensation at our annual meeting of stockholders every year. In voting on this advisory vote on the frequency of the say on pay vote, stockholders should be aware that they are not voting “for” or “against” the Board of Director’s recommendation to vote for a frequency of every year. Rather, stockholders will be casting votes to recommend a say on pay vote frequency, which may be every year, two years, or three years, or they may abstain entirely from voting on the proposal.
The frequency of the say on pay vote receiving either a majority of the votes cast in person or by proxy or at least the greatest number of votes cast in favor of such frequency, whether every year, every two years or every three years, will be the frequency of the say on pay vote that shareholders are deemed to have approved. Abstentions and broker non-votes do not constitute a vote for any particular frequency.
Additionally, although the outcome of this advisory vote on the frequency of future say on pay votes is non-binding, our Board of Directors will review and consider the outcome of this vote when making determinations as to when the say on pay vote will again be submitted to shareholders for approval at an annual meeting of shareholders.
2024 PROXY STATEMENT | 59

PROPOSAL 4 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors recommends that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as Atmus’ independent registered public accounting firm for 2024
Under its charter, the Audit Committee is responsible for the appointment, compensation and oversight of our independent registered public accounting firm and has voted to appoint PwC, as the firm of independent public accountants to audit our 2024 financial statements.
PwC has served as the principal independent auditor for the Company since 2022 when we were still a wholly-owned subsidiary of Cummins. The Audit Committee believes that the continued retention of PwC to serve as the Company’s independent registered auditor is in the best interests of the Company and its stockholders and has therefore reappointed PwC as the independent registered auditor for the Company for 2024. We recognize that there are several benefits of retaining a longer-tenured independent auditor. PwC has gained institutional knowledge and expertise regarding the Company’s global operations, accounting policies and practices, and internal control over financial reporting. Audit and other fees are also competitive with peer companies because of PwC’s familiarity with the Company and its operations.
Although we are not required to submit the appointment of PwC to a vote of the stockholders, our Board of Directors believes it is appropriate to request that the stockholders ratify the appointment. If the stockholders do not ratify this appointment, the Audit Committee will investigate the reasons for the rejection and will reconsider the appointment. A representative of PwC is expected to be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions from stockholders.
PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES
The Board has adopted a policy for the pre-approval of all audit and permitted non-audit services to be provided to Atmus by its independent auditor.
The Sarbanes-Oxley Act of 2002 and rules of the SEC prohibit our independent accountant from providing certain types of non-audit services to us. They also require that all audit, review or attest engagements required under the securities laws and permitted non-audit services provided to us by our independent accountant be pre-approved by the Audit Committee or one of its members to whom the Audit Committee has delegated authority. Under our policy and procedures, when considering whether to approve non-audit services to be provided by our independent accountant, the Audit Committee must consider whether the provision of the service would adversely affect the independence of the independent accountant. Specifically, the Audit Committee must consider whether the provision of the service would (i) place the accountant in the position of auditing his or her own work; (ii) result in the accountant acting as management or an employee of the Company; or (iii) place the accountant in the position of being an advocate for us. Any proposed non-audit service that the Audit Committee determines would adversely affect the independence of our independent accountant will not be approved. The Audit Committee is solely responsible for pre-approving all audit and non-audit services. The Audit Committee has delegated to its chair authority to pre-approve audit and permitted non-audit services to be provided by our independent accountant, provided that such services are permissible under our foregoing policy and procedures. Decisions of the chair must be reported to the full Audit Committee at its next scheduled meeting.
AUDIT FEES, AUDIT-RELATED FEES AND ALL OTHER FEES
The following table sets forth the fees for professional services rendered by PwC with respect to fiscal years 2023. We did not pay any fees for professional services to PwC in 2022. Prior to the IPO, Cummins paid any audit, audit-related, tax, or other fees related to Atmus businesses.

Fee Category	2023
Audit-Fees(1)	$ 2,621,135
Audit-Related Fees(2)	$ 135,000
Tax Fees(3)	$ 21,000
All Other Fees(4)	$ 2,187
(1) “Audit Fees” principally includes audit and review of financial statements, statutory audits and Form S-8 registration statement.
(2) “Audit-Related Fees” principally includes fees related to services associated with procedures for the Exchange Offer Form S-4 registration statement.
(3) “Tax Fees” includes fees for ongoing VAT audit of Cummins NV.
(4) “All Other Fees” includes fees billed for all other professional services rendered, other than those reported as “Audit Fees,” Audit-Related Fees” and “Tax Fees.”

2024 PROXY STATEMENT | 60

AUDIT COMMITTEE REPORT
The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities. The Sarbanes-Oxley Act and the NYSE require that our Audit Committee be composed of at least three members, one of whom is independent upon the listing of our common stock, a majority of whom are independent within 90 days of listing, and all of whom will be independent within one year of listing. The Board has determined that the Audit Committee is entirely “independent,” as that term is defined in the independence requirements for audit committee members contained in the applicable rules of the SEC and corporate governance standards of the NYSE. The Audit Committee acts under a charter adopted by the Board of Directors that is reviewed annually. The charter is available on our website located at www.atmus.com.
Management is responsible for the Company’s internal controls, the financial reporting process, and for compliance with applicable laws and regulations. The Audit Committee’s responsibility is to monitor and oversee these processes. PwC, the Company’s registered public accounting firm, was responsible for performing an independent audit of the Company’s most recent consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on the effectiveness of the Company’s internal control over financial reporting beginning in 2024.
In performing its responsibilities, the Audit Committee reviewed and discussed the Company’s audited consolidated financial statements and the effectiveness of internal control over financial reporting with management and PwC, including the material weakness that was identified in the assessment of internal control over financial reporting. The Audit Committee discussed with PwC matters required to be discussed under Statement on Auditing Standards No. 1301 “Communications with Audit Committees” adopted by the Public Company Accounting Oversight Board (the “PCAOB”). PwC also provided to the Audit Committee the written disclosures and letter required by PCAOB standards concerning PwC’s independence, and the Audit Committee discussed with PwC that firm’s independence.
Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC.
By the Members of the Audit Committee:
Gretchen R. Haggerty (Chair)
R. Edwin Bennett
Diego Donoso
2024 PROXY STATEMENT | 61

OTHER IMPORTANT INFORMATION
EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information, as of the end of Atmus’ 2023 fiscal year, for all Atmus equity compensation plans previously approved by stockholders. We have no equity compensation plans that are not approved by stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	1,075,650(1)	N/A	6,411,402
(1) Includes 614,156 restricted stock units and 461,494 performance stock units, which performance stock units are represented at the maximum number of shares that could be issued at vesting (actual payments are based on the attainment of pre-established three fiscal-year performance goals and may differ from the number of shares presented).
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of Atmus common stock as of March 21, 2024 by:
•Each director and director nominee;
•Each named executive officer;
•All directors, director nominees and executive officers of Atmus as a group; and
•Any person or group known by Atmus to beneficially own more than 5% of the outstanding shares of Atmus common stock based on Atmus’ review of the reports regarding ownership filed with the SEC.
Beneficial ownership is determined in accordance with the rules of the SEC and includes any shares over which a person exercises sole or shared voting or investment power. Under these rules, beneficial ownership also includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of March 21, 2024 through the exercise of any stock option or other right. Shares subject to stock options or other rights are deemed to be outstanding for the purpose of computing the ownership percentage of the person beneficially holding these stock option or other rights but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person. Unless otherwise indicated, the address for each holder listed below is c/o Atmus Filtration Technologies Inc., 26 Century Boulevard Nashville, Tennessee 37214.

NAME AND ADDRESS	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS
Stephanie J. Disher	186,448	*
Jack Kienzler	38,175	*
Renee Swan	46,448	*
Toni Y. Hickey	20,952	*
Charles Masters	22,106	*
Stephen E. Macadam	19,268	*
R. Edwin Bennett	8,250	*
Diego Donoso	627	*
Gretchen R. Haggerty	9,468	*
Jane A. Leipold	9,468	*
Stuart A. Taylor II	627	*
All directors and executive officers as a group, a total of 11 persons	361,837	*
*Less than 1%.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Based on a review of reports required to be filed with the SEC during 2023 by directors, officers and beneficial owners of more than ten percent of the outstanding shares of common stock of the Company pursuant to Section 16(a) of the Exchange Act, and a review of written representations provided by them to the Company, we believe that our directors and executive officers timely complied with the requirements of Section 16(a) of the Exchange Act during 2023.
2024 PROXY STATEMENT | 62

STOCKHOLDER PROPOSALS
A proposal for action or the nomination of a director to be presented by any stockholder at the 2025 annual meeting of stockholders must be delivered in the manner and accompanied by the information required in our bylaws.
(1)Matters for Inclusion in the Proxy Statement for the 2025 Annual Meeting of Stockholders. For a stockholder proposal to be included in our proxy materials for our 2025 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, the proposal must be received at the office of the Corporate Secretary no later than November 27, 2024 (no later than 120 calendar days before the anniversary of the first mailing of these proxy materials).
(2)Proposals not to be included in our Proxy Statement: Any stockholder proposal that is not submitted for consideration at the 2025 annual meeting of stockholders, but not for inclusion in our proxy materials, must be received at the office of the Corporate Secretary no earlier than 5:00 pm Eastern Time on January 14, 2025, and no later than 5:00 pm Eastern Time on February 13, 2025.
(3)In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than December 15, 2024 (no later than 150 calendar days prior to the anniversary of the previous year’s annual meeting of stockholders).
Our bylaws are available on our website at located at www.atmus.com. Stockholder proposals, director nominations and requests for copies of our bylaws should be delivered to Atmus Filtration Technologies Inc. c/o Corporate Secretary, 26 Century Boulevard, Nashville, Tennessee 37214.
REDUCE DUPLICATE MAILINGS
To reduce duplicate mailings, we are now sending only one copy of the Notice and, if you requested printed versions by mail, this Proxy Statement and/or our 2023 Annual Report on Form 10-K to multiple stockholders sharing an address unless we receive contrary instructions from one or more of the stockholders. Upon written or oral request, we will promptly deliver a separate copy of these documents, as applicable, to any stockholder at a shared address.
Stockholders sharing an address who are currently receiving multiple copies of the Notice, Annual Report on Form 10-K and/ or Proxy Statement may also request delivery of a single copy. Stockholders may make a request by writing to Atmus Filtration Technologies Inc. c/o Corporate Secretary, 26 Century Boulevard, Nashville, Tennessee 37214.
2024 PROXY STATEMENT | 63

APPENDIX A

NON-GAAP FINANCIAL MEASURES
We use non-GAAP (Generally Accepted Accounting Principles) financial information in this Proxy Statement and believe it is useful to investors as it provides additional information to facilitate comparisons of historical operating results, identify trends in our underlying operating results and provide additional insight and transparency on how we evaluate our business. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore are unlikely to be comparable to the calculation of similar measures for other companies. We believe the non-GAAP measures should always be considered along with the related U.S. GAAP financial measures.
We provide the following definitions for the non-GAAP financial measures used in this Proxy Statement:
•“EBITDA” is defined as earnings or losses before interest expense, income taxes, depreciation and amortization and “EBITDA margin” is defined as EBITDA as a percent of net sales.
•“Adjusted EBITDA” is defined as EBITDA after adding back certain one-time expenses, reflected in cost of sales and selling, general and administrative expenses, associated with becoming a standalone public company and “Adjusted EBITDA margin” is defined as Adjusted EBITDA as a percent of net sales.
•“Free cash flow” is defined as cash flows provided by (used for) operating activities less capital expenditures and “Adjusted free cash flow” is defined as Free cash flow after adding back certain one-time capital expenditures associated with becoming a standalone public company.
Reconciliations of adjusted results to the most directly comparable GAAP measures are as follows:

	For the Years Ended December 31,
	2023	2022	2021
	(in millions)
NET INCOME	$171.3	$170.4	$170.1
Plus:
Interest expense	25.8	0.7	0.8
Income tax expense	55.1	41.6	46.5
Depreciation and amortization	21.5	21.6	21.6
EBITDA (non-GAAP)	$273.7	$234.3	$239.0
Plus:
One-time separation costs(a)	$28.6	$9.0	$—
Adjusted EBITDA (non-GAAP)	$302.3	$243.3	$239.0
Net sales	$1,628.1	$1,562.1	$1,438.8
Net income margin	10.5%	10.9%	11.8%
EBITDA margin (non-GAAP)	16.8%	15.0%	16.6%
Adjusted EBITDA margin (non-GAAP)	18.6%	15.6%	16.6%
(a) Primarily comprised of one-time expenses related to information technology, warehousing and human resources separation costs

	For the Years Ended December 31,
	2023	2022	2021
	(in millions)
Cash provided by operating activities	$189.0	$165.7	$209.9
Less:
Capital expenditures	$45.8	$37.5	$33.4
Free cash flow (non-GAAP)	$143.2	$128.2	$176.5
Plus:
One-time separation capital expenditures	$9.2	$0.5	$—
Adjusted free cash flow (non-GAAP)	$152.4	$128.7	$176.5

2024 PROXY STATEMENT | 64

Atmus
FILTRATION TECHNOLOGIES

ATMUS FILTRATION TECHNOLOGIES INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Use your 16-digit control number to access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ATMU2024**

You may attend the meeting via the Internet and vote during the meeting. Use your 16-digit control number to access the website and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V38444-P07597

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ATMUS FILTRATION TECHNOLOGIES INC.

The Board of Directors recommends you vote "FOR" all director nominees.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Gretchen R. Haggerty	☐	☐	☐
1b. Jane A. Leipold	☐	☐	☐

The Board of Directors recommends you vote "FOR" proposal 2.

	For	**Against**	**Abstain**
2. Advisory vote to approve the executive compensation.	☐	☐	☐

The Board of Directors recommends you vote for "1 YEAR" on proposal 3.

	1 Year	**2 Years**	**3 Years**	**Abstain**
3. Advisory vote to approve the frequency of an advisory vote on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote "FOR" on proposal 4.

	For	**Against**	**Abstain**
4. Ratification of the appointment of PricewaterhouseCoopers LLP.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

2024 PROXY STATEMENT | 65

V38445-P07597

ATMUS FILTRATION TECHNOLOGIES INC.
ANNUAL MEETING OF STOCKHOLDERS
MAY 14, 2024 10:00 A.M. CENTRAL TIME
This proxy is solicited by the Board of Directors

The undersigned stockholder hereby appoints Stephanie J. Disher and Toni Y. Hickey, and each of them individually, attorneys and proxies for the undersigned with full power of substitution, to act with respect to and to vote all shares which the undersigned is entitled to vote, with the powers the undersigned would possess if personally present, at the 2024 Annual Meeting of Stockholders of Atmus Filtration Technologies Inc., to be held live via the Internet at www.virtualshareholdermeeting.com/ATMU2024, on Tuesday, May 14, 2024, at 10:00 a.m., Central Time, and at any adjournments or postponements thereof, as directed on the reverse side with respect to the matters set forth on the reverse side, and with discretionary authority on all other matters that come before the meeting, all as more fully described in the Proxy Statement received by the undersigned stockholder. If no direction is made, the proxy will be voted: (a) "FOR" the election of the director nominees named on the reverse side, (b) in accordance with the recommendations of the Board of Directors on the other matters referred to on the reverse side and (c) in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.

UNLESS VOTING ELECTRONICALLY OR BY PHONE, PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE.

2024 PROXY STATEMENT | 66